                                                                 Exhibit 10.5.1

                            INDUSTRIAL BUILDING LEASE


                                    LANDLORD:

                    CENTERPOINT REALTY SERVICES CORPORATION,
                             an Illinois corporation


                                     TENANT:

                      FACTORY CARD OUTLET OF AMERICA LTD.,
                             an Illinois corporation

                                TABLE OF CONTENTS

ARTICLE I             Lease Terms ..........................................   1
     Section 1.1.     Definitions ..........................................   1
     Section 1.2.     Significance of Definitions ..........................   3
     Section 1.3.     Enumeration of Exhibits ..............................   3

ARTICLE II            Premises .............................................   4
     Section 2.1.     Lease ................................................   4

ARTICLE III           Term .................................................   4
     Section 3.1.     Term .................................................   4
     Section 3.2.     Memorandum of Lease Term .............................   4

ARTICLE IV            Construction of Improvements .........................   4
     Section 4.1.     Landlord's Construction Obligation ...................   4
     Section 4.2.     Plans Approval .......................................   5
     Section 4.3.     Completion ...........................................   5
     Section 4.4.     Tenant's Inspection Rights ...........................   5
     Section 4.5.     Changes ..............................................   5
     Section 4.6.     Punchlist ............................................   6
     Section 4.7.     Representatives ......................................   6
     Section 4.8.     Warranty .............................................   6
     Section 4.9.     Late Completion ......................................   7

ARTICLE V             Rent .................................................   7
     Section 5.1.     Base Rent ............................................   7
     Section 5.2.     Interest and Late Charges on Late Payments ...........   7
     Section 5.3.     Rent Abatement .......................................   7

ARTICLE VI            Taxes and Impositions ................................   8
     Section 6.1.     Taxes ................................................   8
     Section 6.2.     Utilities ............................................   8
     Section 6.3.     Additional Tenant Obligations ........................   9
     Section 6.4.     Deposits .............................................   9
     Section 6.5.     Adjustment Statement .................................   9
     Section 6.6.     Payments .............................................   9
     Section 6.7.     Payment Adjustments ..................................  10
     Section 6.8.     Right to Pay .........................................  10
     Section 6.9.     Landlord's Contest of Taxes ..........................  10

ARTICLE VII           Use ..................................................  10
     Section 7.1.     Use ..................................................  10
     Section 7.2.     Prohibited Uses ......................................  10
     Section 7.3.     No Implied Permission ................................  10
     Section 7.4.     Adverse Claims .......................................  11

ARTICLE VIII          Maintenance of Premises ..............................  11
     Section 8.1.     Maintenance ..........................................  11
     Section 8.2.     Governmental Requirements ............................  11
     Section 8.3.     Tenant's Responsibilities ............................  12


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     Section 8.4.     Maintenance Contract .................................  12

ARTICLE IX            Insurance ............................................  12
     Section 9.1.     Coverage Required ....................................  12
     Section 9.2.     Policies .............................................  13
     Section 9.3.     Subrogation ..........................................  14
     Section 9.4.     Miscellaneous Insurance Provisions ...................  14
     Section 9.5.     Kinds and Amounts ....................................  15
     Section 9.6.     Insurance Appraisals .................................  16
     Section 9.7.     Tenant Payments ......................................  16

ARTICLE X             Damage or Destruction ................................  16
     Section 10.1.    Property Demise ......................................  16
     Section 10.2.    Insurance Deductible .................................  16

ARTICLE XI            Liens                                                   16
     Section 11.1.    Lien Claims ..........................................  16
     Section 11.2.    Landlord's Right to Cure .............................  17

ARTICLE XII           Tenant Alterations ...................................  17
     Section 12.1.    Alterations ..........................................  18
     Section 12.2.    Ownership of Alterations .............................  18
     Section 12.3.    Signs ................................................  18

ARTICLE XIII          Condemnation .........................................  18
     Section 13.1.    Taking: Lease to Terminate ...........................  18
     Section 13.2.    Taiting: Lease to Continue ...........................  19
     Section 13.3.    Tenant's Claim .......................................  19

ARTICLE XIV           Assignment -- Subletting by Tenant ...................  19
     Section 14.1.    No Assignment, Subletting or Other Transfer ..........  19
     Section 14.2.    Operation of Law .....................................  19
     Section 14.3.    Excess Rental ........................................  20
     Section 14.4.    Merger or Consolidation ..............................  20
     Section 14.5.    Unpermitted Transaction ..............................  20

ARTICLE XV            Financial Statements .................................  20
     Section 15.1.    Financial Statements .................................  21

ARTICLE XVI           Indemnity for Litigation .............................  21
     Section 16.1.    Indemnity for Litigation .............................  21
     Section 16.2.    Landlord's Indemnity .................................  21

ARTICLE XVII          Estoppel Certificates ................................  21
     Section 17.1.    Estoppel Certificate .................................  21

ARTICLE XVIII         Inspection of Premises ...............................  21
     Section 18.1.    Inspections ..........................................  21
     Section 18.2.    Signs ................................................  21

ARTICLE XIX           Fixtures .............................................  22
     Section 19.1.    Building Fixtures ....................................  22


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     Section 19.2.    Tenant's Equipment ...................................  22
     Section 19.3.    Removal of Tenant's Equipment ........................  22

ARTICLE XX            Default ..............................................  22
     Section 20.1.    Events of Default ....................................  22
     Section 20.2.    Waivers ..............................................  24
     Section 20.3.    Bankruptcy ...........................................  24
     Section 20.4.    Re-entry .............................................  25
     Section 20.5.    No Waiver ............................................  25

ARTICLE XXI           Landlord's Performance of Tenant's Covenants .........  26
     Section 21.1.    Landlord's Right to Perform Tenant's Obligations .....  26

ARTICLE XXII          Exercise of Remedies .................................  26
     Section 22.1.    Cumulative Remedies ..................................  26
     Section 22.2.    No Waiver ............................................  27
     Section 22.3.    Equitable Relief .....................................  27

ARTICLE XXIII         Subordination to Mortgages ...........................  27
     Section 23.1.    Subordination ........................................  27
     Section 23.2.    Mortgage Protection ..................................  27

ARTICLE XXIV          Indemnity and Waiver .................................  28
     Section 24.1.    Indemnity ............................................  28
     Section 24.2.    Waiver of Claims .....................................  29

ARTICLE XXV           Surrender ............................................  29
     Section 25.1.    Condition ............................................  29
     Section 25.2.    Removal of Tenant's Equipment ........................  29
     Section 25.3.    Holdover .............................................  30

ARTICLE XXVI          Covenant of Quiet Enjoyment ..........................  30
     Section 26.1.    Covenant of Quiet Enjoyment ..........................  30

ARTICLE XXVII         Recording ............................................  30
     Section 27.1.    Recording ............................................  30

ARTICLE XXVIII        Notices ..............................................  30
     Section 28.1.    Notices ..............................................  31

ARTICLE XXIX          Covenants Run with Land ..............................  31
     Section 29.1.    Covenants ............................................  31
     Section 29.2.    Release of Landlord ..................................  31

ARTICLE XXX           Environmental Matters ................................  31
     Section 30.1.    Defined Terms ........................................  32
     Section 30.2.    Tenant's Covenants with Respect to Environmental
                      Matters ..............................................  33
     Section 30.3.    Conduct of Tenant ....................................  34
     Section 30.4.    Exacerbation .........................................  34
     Section 30.5.    Rights of Inspection .................................  34
     Section 30.6.    Copies of Notices ....................................  34
     Section 30.7.    Tests and Reports ....................................  35


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     Section 30.8.    Indemnification ......................................  35
     Section 30.9.    Tenant Representations with respect to
                      Environmental Matters ................................  36

ARTICLE XXXI          Security Deposit .....................................  37

ARTICLE XXXII         Renewal Options ......................................  37
     Section 32.1.    First Renewal Option .................................  37
     Section 32.2.    Second Renewal Option ................................  38
     Section 32.3.    "As Is" Condition ....................................  39
     Section 32.4.    Amendment ............................................  39
     Section 32.5.    Termination ..........................................  39

ARTICLE XXXIII        Expansion of Improvements ............................  39
     Section 33.1.    Construction of Addition .............................  39
     Section 33.2.    Addition Plans .......................................  39
     Section 33.3.    Addition Rent ........................................  40
     Section 33.4.    Extension Term .......................................  40
     Section 33.5.    Further Definitions ..................................  40

ARTICLE XXIV          Miscellaneous ........................................  40
     Section 34.1.    Captions .............................................  40
     Section 34.2.    Severability .........................................  40
     Section 34.3.    Applicable Law .......................................  41
     Section 34.4.    Amendments in Writing ................................  41
     Section 34.5.    Relationship of Patties ..............................  41
     Section 34.6.    Brokerage ............................................  41
     Section 34.7.    No Accord and Satisfaction ...........................  41
     Section 34.8.    Joint Effort .........................................  41
     Section 34.9.    Waiver of Jury Trial .................................  41
     Section 34.10.   Time .................................................  41
     Section 34.11.   Consent ..............................................  41
     Section 34.12.   No Partnership .......................................  41
     Section 34.13.   Landlord's Liability .................................  42
     Section 34.14.   Landlord Rights ......................................  42
     Section 34.15.   Rent Absolute ........................................  42
     Section 34.16.   Authority ............................................  42
     Section 34.17.   Entire Agreement .....................................  42
     Section 34.18.   Purchase Contingency .................................  42


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

                            INDUSTRIAL BUILDING LEASE

      THIS LEASE, made as of this 28th day of October, 1996 between CENTERPOINT REALTY SERVICES CORPORATION, an Illinois corporation (hereinafter referred to as "Landlord"), and FACTORY CARD OUTLET OF AMERICA LTD. an Illinois corporation (hereinafter referred to as "Tenant").

                                    ARTICLE I

                                   Lease Terms

      Section 1.1. Definitions. In addition to the other terms, which are elsewhere defined in this Lease, the following terms and phrases, whenever used in this Lease shall have the meanings set forth in this Subsection, and only such meanings, unless such meanings are expressly contradicted, limited or expanded elsewhere herein.

      A.    Area of the Premises: 440,343 square feet.

      B.    Base Rent Schedule:

            Period                                  Annual Base Rent
            ------                                  ----------------

            Commencement Date - Lease Year 5        $1,836,230.28

            Lease Years - 6-l0                      $2,109,242.76

      C.    Estimated Commencement Date: October 1, 1997.

      D.    Estimated Termination Date: September 30, 2007.

      E. Force Majeure: any event or circumstance which is beyond the control of Landlord including, without limitation, any delay in securing a building permit or in obtaining all required approvals from any Governmental Authority, strikes, lockouts, picketing (legal or illegal), acts of God or the public enemy, governmental restrictions or actions, fire or other casualty, accidents, unavailability of fuel, power, supplies or materials, unusual adverse weather conditions, acts or omissions of any labor or material contractor or the passage or application of any Legal Requirements or moratorium of any Governmental Authority which is not now in effect which has the effect of preventing or delaying progress on the Initial Improvements and Tenant Delay.

      F. Force Majeure Delay: any interruption or delay in the progress of the Initial Improvements which is the result of Force Majeure. Any delay which is the result of Force Majeure shall be deemed to be a Force Majeure Delay notwithstanding that Landlord or its contractor with respect to the time period for which the Force Majeure Delay is being claimed is concurrently delayed by events within its control.

      G. Governmental Authority: any federal, regional, state, county or municipal government (including, without limitation, any agency, authority, subdivision, department or bureau thereof.

      H. Initial Improvements: collectively, the improvements contemplated in the Plans, consisting of (i) the Building containing approximately 440,343 square feet of space and related Improvements to be constructed on the Land approximately as depicted on the site plan attached hereto as Exhibit "A" and by this reference incorporated herein.

      I.    Initial Monthly Rent Adjustment Deposit: $25,990.00

            (i)   Initial Tax Deposit: $24,890.00
            (ii)  Initial Insurance Deposit: $1,100.00

      J. Initial Term: the period commencing as of the Commencement Date and ending on the last day of the tenth (10th) Lease Year thereafter which will result in an Initial Term of approximately ten (10) years and three (3) months.

      K.    Landlord's Broker: None.

      L.    Landlord's Mailing Address:
            c/o 401 North Michigan Avenue
            Chicago, Illinois 60611
            Attn: Mr. Robert L. Stovall
                  Chief Operations Officer

      M. Legal Requirements: (i) any and all laws, codes, ordinances, requirements, standards, plats, plans, criteria, orders, directives, rules and regulations of any Governmental Authority affecting the improvement, alteration, use, maintenance, operation, occupancy, security, health, safety and environmental condition of the Premises or any part thereof (or any occupants therein, as the context requires), including, without limitation any Environmental Laws (as hereinafter defined), and (ii) provided copies of same have been given to Tenant or Tenant has knowledge of same any and all covenants, restrictions, conditions, easements and other agreements of record affecting the Premises and the Reciprocal Easement Agreement, as amended from time to time, and any documents, rules, regulations, standards or criteria set forth or referenced therein or promulgated by the Landlord or any governing body or entity exercising jurisdiction over the Premises, in any case, whether in force at the Commencement Date or passed, enacted or imposed at some time in the future, and shall include all permits, licenses, certificates, authorizations and approvals required in connection with any of the foregoing.

      N. Plans: the plans and specifications to be prepared by the Project Architect for the construction of the Building.

      O.    Project Architect:

      P. Reciprocal Easement Agreement: such easements over, upon and across the Premises as are reasonably required to provide for ingress, egress, drainage, detention, access to utilities and services, maintenance of secured common elements and services and the sharing of expenses thereof, existence of immaterial encroachment and similar rights customary among several parcels comprising a single commercial development.

      Q. Rental Rate: the amount of $4.17 for the period commencing on the Commencement Date and ending on the last day of Lease Year 5 and the amount of $4.79 for the period commencing on the first day of Lease Year 6 and ending on the last day of Lease Year 10.


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      R.    Specifications: the Preliminary Specifications dated October 25,
            1996 attached hereto as Exhibit "D" and by this reference made a part hereof.

      S. Substantial Completion or Substantial Completion Date: the earlier to occur of (i) the date on which Landlord receives a permanent, temporary or conditional certificate of occupancy from the Village permitting the use of the Premises for the Use; provided, however, if such certificate is not issued solely due to the failure to complete any work not a part of the Plans or the Landlord's obligation under this Lease, such certificate shall be deemed to have issued, (ii) the date the Project Architect states in writing that the Initial Improvements are substantially completed in accordance with the Plans (as such Plans may be revised from time to time in accordance with the terms of this Lease), or (iii) the date on which Tenant occupies the Premises or any portion thereof for the conduct of its business. In the event there is a dispute as to Substantial Completion, the Project Architect shall determine, in the exercise of its reasonable judgment, whether or not the Initial Improvements are substantially completed as required herein, and the parties hereto agree to be bound by such decision.

      T. Tenant Delay: any interruption or delay in the progress of the Initial Improvements which is the result of: (i) the failure of Tenant to approve or comment on the Plans or any portion thereof within the required time limits; (ii) changes in construction requested by Tenant or any member of the Tenant Group; (iii) the performance or non-performance by Tenant of any work at, or services with respect to, the Premises; or (iv) any other act or omission of Tenant, any member of the Tenant Group or any person, firm or entity claiming by, through or under any of them.

      U. Tenant Group: any or all of Tenant's agents, employees, representatives, contractors, workmen, mechanics, suppliers, customers, guests, licensees, invitees, sublessees, assignees and all of their respective successors and assigns or any party acting by, through or under any of them.

      V.    Tenant's Broker: Podolsky and Associates.

      W.    Tenant's Mailing Address:
            745 Birginal Drive
            Bensenville, Illinois 60106
            Attention: Mr. Joe Cabon
            Vice President of Distribution

      X.    Term: The Initial Term as same may be extended or sooner terminated.

      Y. Use: Storage and distribution of greeting cards, gifts and related items and related office use.

      Z.    Village: The Village of Naperville, Illinois.

      Section 1.2. Significance of Definitions. Each reference in this Lease to any of the Definitions contained in Section 1.1 of this Article shall be deemed and construed to incorporate all of the terms provided under each such Definitions.

      Section 1.3. Enumeration of Exhibits. The exhibits in this Section and attached to this Lease are incorporated in this Lease by this reference and are to be construed as a part of this Lease.


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

     Exhibit "A" - Site Plan
     Exhibit "B" - Legal Description of Land
     Exhibit "C" - Form of Estoppel Certificate
     Exhibit "D" - Specifications


                                   ARTICLE II

                                    Premises

      Section 2.1. Lease. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Tenant to be kept, observed and performed, does by these presents, lease to Tenant, and Tenant hereby leases from Landlord, the building (hereinafter referred to as the "Building") and Initial Improvements being depicted on the site plan attached hereto as Exhibit "A" to be constructed on the real estate located at Diehl Road in Naperville, DuPage County, Illinois legally described on Exhibit "B" attached hereto and by this reference incorporated herein (all of said real estate is hereinafter referred to as the "Land"). The Land, Initial Improvements and other improvements now or hereafter constructed on the Land are hereinafter collectively referred to as the "Premises". The demise of the Premises is subject to the Legal Requirements.


                                   ARTICLE III

                                      Term

      Section 3.1. Term. The Initial Term of this Lease shall commence on the date hereinafter referred to as the "Commencement Date") which is the later of
(i) the Estimated Commencement Date or (ii) the Substantial Completion Date, which date is estimated to be the Estimated Commencement Date, and shall end on the last day of the tenth (10th) Lease Year thereafter unless sooner terminated as herein set forth. The term "Lease Year" when used in this Lease shall mean a twelve (12) month period commencing (i) as to the first Lease Year, on the date (hereinafter referred to as the "First Lease Year Commencement Date") which is ninety (90) days alter the Commencement Date if same is the first (1st) day of a calendar month or the first (1st) day of the fourth (4th) full calendar month after the Commencement Date if same does not occur on the first (1st) day of a calendar month, and (ii) as to subsequent Lease Years, on the annual anniversary date of the First Lease Year Commencement Date. Concurrent with the actual Commencement Date of this Lease, Tenant shall deliver to Landlord an estoppel certificate in accordance with Article XVII hereof.

      Section 3.2. Memorandum of Lease Term. Landlord and Tenant shall execute an instrument fixing the actual Commencement Date and termination of the Initial Term of this Lease at the request of either Landlord or Tenant.

                                   ARTICLE IV

                          Construction of Improvements

      Section 4.1. Landlord's Construction Obligation. Subject to the terms and conditions of this Article IV, Landlord shall, at its sole cost and expense, construct or cause to be constructed the Initial Improvements on the Land in accordance with the Plans and the Specifications. Landlord agrees that all services and work performed in connection with the Initial Improvements shall be done in a good and workmanlike manner using only new material, and shall be performed substantially in accordance with applicable Legal Requirements

      Section 4.2. Plans Approval. Landlord shall cause the Project Architect to prepare Plans acceptable to Landlord. The Plans are subject to Tenant's approval (which shall not be unreasonably withheld or delayed), and if Tenant does not approve same, Tenant shall advise Landlord in reasonable detail of the reasons for such disapproval. Tenant shall comment on the Plans (or any component thereof submitted to Tenant) and each revision thereof within five (5) business days after receipt from Landlord; provided, however, that Tenant shall have ten
(10) business days within which to comment on the final Plans. In the event that Tenant does not disapprove of the Plans (or any component thereof submitted to Tenant) within said time periods, as applicable, the Plans (or applicable component thereof) shall be deemed approved. Tenant may not object to any changes as may be incorporated in the Plans necessary to obtain the approval of the Village, provided Tenant is promptly notified of same, and so long as such changes do not materially affect Tenant's intended use of the Premises.

      Section 4.3. Completion. Landlord shall diligently proceed with the necessary approvals for and the construction of the Initial Improvements upon approval of Landlord, Tenant and the Village. Landlord shall use its best efforts to substantially complete the Initial Improvements and deliver possession thereof to Tenant on or before the Estimated Commencement Date; provided, however, if construction is delayed because of any Force Majeure Delays, then the time of completion of such construction shall be extended for the additional time caused by such Force Majeure Delays without liability on the part of Landlord.

      Section 4.4. Tenant's inspection Right. Landlord shall exercise reasonable efforts to keep Tenant advised with respect to the progress of the construction of the Initial Improvements and the estimated date of Substantial Completion, and Landlord shall notify Tenant in writing as soon as Substantial Completion occurs as provided herein. During the construction of the Initial Improvements and subject to Landlord's reasonable scheduling requirements, Tenant shall have the right to inspect to Premises to monitor the progress of construction of the Initial Improvements; provided, however, that such right may not be exercised unless Tenant has: (i) given Landlord prior notice of the date and time Tenant intends to exercise such inspection right; and (ii) Tenant and/or Tenant's architect are accompanied at all times during the course of said inspection by Landlord and Landlord's representative or the Project Architect.

      Section 4.5. Changes. Tenant may propose one or more changes to the Plans, consistent with the scope of the work described in the Plans, to Landlord any time before the Substantial Completion Date, subject to the reasonable approval of Landlord and the Village. As promptly as reasonably practicable after the receipt and approval thereof, Landlord shall provide Tenant with a written estimate of the Force Majeure Delay in the Substantial Completion Date and the amount of the additional cost to complete the Initial Improvements which will result from such change (whether hard costs or soft costs), which costs shall be: (i) the cost of all materials, supplies, equipment and labor used or supplied in making the proposed change, including general conditions and any contractor's fees (which general conditions and contractor's fees shall together total fifteen percent (15%) of such costs); (ii) any architect and engineer fees; (iii) soft costs; and (iv) fees and expenses of architects, engineers and other third party consultants in connection with review or approval of changes in Plans. If Tenant fails to approve of the revised Plans and associated estimate within five (5) days after delivery of the same, Tenant shall be deemed to have abandoned its request for such change, and the Initial Improvements shall be constructed in accordance with the then existing Plans. If Tenant approves the revised Plans and associated estimate within said five (5)-day period by signing and returning a copy of Landlord's estimate, Landlord shall cause the Initial Improvements to be constructed in accordance with the Plans as so revised. Tenant shall, at Tenant's option (hereinafter referred to as the "Change Option"), to be exercised by written notice to Landlord within ten (10) days after Tenant's receipt of the cost estimate from Landlord, either (i) pay Landlord the amount of such additional costs within five (5) days alter Landlord submits to Tenant a bill for such additional costs as are then due and payable from time to time or (ii) agree that the Annual Base Rent shall be increased (hereinafter referred to as the "Increased Rent") by an amount equal to the actual cost of completing the change as referenced above multiplied by .1050. The Increased Rent shall be further increased by fifteen percent (15%) on the first day of the sixth (6th) Lease Year. In the event that Tenant fails to send a notice to Landlord exercising the Change Option, Tenant shall be deemed to have elected to pay Landlord the cost of completing the change in cash. In no event shall Landlord have any obligation to commence any work relating to such changes until Landlord has been paid the cost of the estimate in full and in the event that
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
the additional costs are not paid within said five (5)-day period, Tenant shall be deemed to have abandoned its request for such changes and the Initial Improvements shall be constructed in accordance with the then existing Plans. Unless requested in writing by Tenant to the contrary, Landlord shall continue with construction of the Initial Improvements according to the then existing Plans during the pendency of any proposed change in the Plans until such change and cost estimate are approved by Landlord and Tenant as provided above. Any halt in construction requested in writing by Tenant shall constitute a Tenant Delay hereunder. If Tenant requests a change to the Plans pursuant to this
Section 4.5, and Tenant does not ultimately approve of the resulting revised Plans or cost estimates, Tenant shall promptly reimburse Landlord, as Additional Rent, for any reasonable costs and expenses resulting from such requested changes incurred by Landlord. In the event a change in the Plans proposed by Tenant results in a reduction in actual cost to complete the Initial Improvements, the Annual Base Rent shall be reduced by an amount equal to the net cost savings multiplied by .1050. For example, if the actual net cost savings is $200,000.00, the Annual Base Rent shall be reduced by $21,000.00. Landlord may make changes to the Plans without Tenant's consent, provided that:
(i) such changes (a) will not create any additional monetary obligation for Tenant under this Lease, (b) are in material conformity with the Plans (as may have been previously revised by permissible Tenant and/or Landlord changes thereto), and (c) will not decrease the quality of any component of the Initial Improvements; or (ii) such changes are required by any applicable Legal Requirements so long as such changes do not materially affect Tenant's use of the Premises.

      Section 4.6. Punchlist. Before Tenant takes occupancy of the Premises but no later than five (5) business days after the Substantial Completion Date, Landlord, the Project Architect and Tenant shall conduct an inspection of the Premises, and work in good faith to jointly prepare a punchlist (hereinafter referred to as the "Pre-Occupancy Punchlist"). Within ten (10) days following the date Tenant first occupies all or any portion of the Premises, Landlord, the Project Architect and Tenant shall conduct an additional inspection of the Premises, and work in good faith to jointly prepare a supplement to the Pre-Occupancy Punchlist containing such items as may be difficult to discover or ascertain prior to Tenant's occupancy, but excluding: (i) any items theretofore corrected by Landlord; and (ii) any damage caused by any act or omission of Tenant or any member of the Tenant Group or any party claiming by, through or under any of them (the Pre-Occupancy Punchlist, as so supplemented is collectively referred to as the "Final Punchlist"). Except as otherwise expressly provided in this Lease and except for latent defects, any items not on the Final Punchlist shall be deemed accepted by Tenant. Tenant shall provide reasonable access to Landlord, its employees, agents and contractors for purposes of the repair and correction of any punchlist items. Landlord shall complete all Final punchlist items and proceed to obtain a permanent certificate of occupancy as soon as is reasonably practicable after such Final Punchlist items are finally determined subject to extension due to any Force Majeure Delays. If a temporary occupancy certificate is revoked and Tenant is required to and vacates the Premises, Rent shall abate until the temporary occupancy certificate (or similar authorization) is reinstated or a permanent occupancy certificate (or similar authorization) is issued.

      Section 4.7. Representatives. Landlord designates Michael M. Mullen or Fred Reynolds as its representative for all purposes of this Article IV. Tenant designates Joseph Cabon or Glen J. Franchi as its representative for all purposes of this Article IV. Wherever the terms of this Article IV require any notice to be given to or by a party, or any determination or action to be made or taken by a party, the representative of each party shall act for and on behalf of such party, and the other party shall be entitled to rely thereon. Either party may designate one or more substitute representatives for all or a specified portion of the provisions of this Article IV, subject to notice to the other party of the identity of such substitute representative.

      Section 4.8. Warranty. Landlord represents that it shall obtain (i) a warranty against defective materials and workmanship with respect to the Initial Improvements from FCL Builders, Inc., for a period of one (1) year from Substantial Completion of the Initial Improvements; and (ii) a warranty against defects in the roof for a period of fifteen (15) years from Substantial Completion thereof from the roof manufacturer. Tenant shall notify Landlord in writing of any defective condition occurring with respect to the Initial Improvements promptly following Tenant's discovery thereof and Landlord shall request that the party issuing the warranty referenced above and any warranty from any other subcontractor or material supplier, if any, perform any remedial work required to be performed under such warranty.

      Section 4.9. Late Completion. In the event that the Initial Improvements are not Substantially Complete on or before November 1, 1997 (hereinafter referred to as the "Penalty Date") once Substantial Completion occurs, Base Rent shall abate one day for each day after the Penalty Date until Substantial Completion occurs. In the event that the Initial Improvements are not complete on or before April 1, 1998 (hereinafter referred to as the "Termination Date") Tenant may terminate this Lease upon written notice to Landlord within ten (10) days after the Termination Date unless Substantial Completion occurs prior to the receipt of such notice by Landlord. Notwithstanding the foregoing, if construction is delayed because of any Force Majeure Delays, then the Penalty Date and Termination Date shall be extended for additional time caused by such Force Majeure Delays.

                                    ARTICLE V

                                      Rent

      Section 5.1. Base Rent. In consideration of the leasing aforesaid, Tenant agrees to pay Landlord, without offset or deduction, base rent for the Initial Term (hereinafter referred to as "Base Rent") in the amount of the Annual Base Rent set forth in the Base Rent Schedule. The Annual Base Rent shall be paid in advance, in twelve (12) equal monthly installments, commencing on the Commencement Date (prorated for any partial month) and continuing on the first
(1st) day of each month thereafter for the balance of the Term of this Lease, and in addition thereto, shall pay such charges as are herein described as "Additional Rent". The term "Rent" when used in this Lease shall include all Base Rent payable under this Section 5.1, as well as the charges herein described as Additional Rent, and all other sums due from Tenant to Landlord hereunder. All Rent payable hereunder shall be payable to Landlord and Landlord's Mailing Address, or as Landlord may otherwise from time to time designate in writing.

      Section 5.2. Interest and Late Charges on Late Payments. Tenant acknowledges that its late payment of any Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which is extremely difficult or impracticable to fix. Such costs and expenses will include, without limitation, loss of use of money, administrative and collection costs and processing and accounting expenses. Therefore, if any installment of monthly Base Rent is not received by Landlord within five (5) days after the date when due or any other sum due hereunder is not paid within five (5) days after the date when due, Tenant shall immediately pay to Landlord a late charge equal to two percent (2%) of the unpaid amount. Such late charge is in addition to any interest due pursuant to the first sentence of this
Section 5.3. Landlord and Tenant agree that this late charge represents a reasonable estimate of costs and expenses incurred by Landlord from, and is fair compensation to Landlord for, its loss suffered, by such non-payment by Tenant. Acceptance of the late charge shall not constitute a waiver of Tenant's default with respect to such non-payment by Tenant or prevent Landlord from exercising any other rights and remedies available to Landlord under this Lease. Rent not paid within thirty (30) days of the date when due shall bear interest from the date when the same is payable under the terms of this Lease until the same shall be paid at an annual rate of interest equal to the rate of interest announced from time to time by The First National Bank of Chicago as its Corporate Base Rate, plus three percent (3%), unless a lesser rate shall then be the maximum rate permissible by law, in which event said lesser rate shall be charged ("Lease Interest Rate"). The term "Corporate Base Rate" means that rate of interest announced by The First National Bank of Chicago ("First") from time to time as its "Corporate Base Rate" of interest, changing automatically and simultaneously with each change in the Corporate Base Rate made by First from time to time. Any publication issued or published by First from time to time or a certificate signed by an officer of First stating its Corporate Base Rate as of a date shall be conclusive evidence of the Corporate Base Rate on that date. Failure to pay the late charge and interest shall constitute a default under this Lease.

      Section 5.3. Rent Abatement. Notwithstanding the anything to the contrary contained in this Article 5, so long as Tenant is not in default under the terms and conditions of this Lease as of the date any monthly installment of Base Rent would otherwise be due and owing during the Abatement Period (as hereinafter defined),

Tenant shall be entitled to an abatement of Base Rent for the first three (3) months of the Initial Term (hereinafter referred to as the "Abatement Period"). In the event Tenant is in default (after any applicable grace or cure periods) under the terms and conditions of this Lease on the day any installment of Base Rent would have been due hereunder but for the abatement of Base Rent during the Abatement Period, then, in such event, the rent abatements attributable to Base Rent, as set forth above, shall no longer be in effect and Tenant shall be obligated, during the period of such uncured default, to pay the monthly installment of Base Rent that would have been due and owing hereunder but for the abatement of said components of Rent (hereinafter referred to as the "Rent Default Payments"). Tenant shall not be entitled to a proration of any Rent Default Payments so paid whether or not Tenant cures the default at any time prior to the last day of the calendar month for which such installments were paid. Tenant shall further be obligated to make all required Rent Default Payments until the subject default is cured.

                                   ARTICLE VI

                              Taxes and Impositions

      Section 6.1. Taxes. Tenant further agrees to pay before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, as Additional Rent for the Premises, all Taxes (as hereinafter defined) levied, assessed or imposed upon the Premises or any part thereof accruing during the Term of this Lease, notwithstanding that such Taxes may not be due and payable until after the expiration of the Term of this Lease; provided, however, that the Taxes levied against the Premises shall be prorated between Landlord and Tenant for the first year of the Initial Term hereof as of the Commencement Date, and as of the date of expiration of the Term of this Lease for the last year of said Term. After the expiration of the Term hereof, including any extensions thereof, Tenant hereby agrees to reprorate Taxes upon issuance of the actual tax bill for the last year of the Term. In the event of any increase in Taxes from the Taxes reflected on the proration made upon the expiration of the Term of this Lease, Tenant agrees to immediately pay to Landlord such sums as reflected by such reproration. Benefit may be taken by Tenant of the provisions of any statute or ordinance permitting any special assessment to be paid over a period of years; provided, however, that Tenant shall pay all installments of special assessments due during the Term hereof. Tenant shall, in addition to the foregoing, pay any new Tax of a nature not presently in effect but which may hereafter be levied, assessed or imposed upon Landlord or upon the Premises, if such Tax shall be based upon or arise out of the ownership, use or operation of the Premises; provided, however, that for the purpose of computing Tenant's liability for such new type of Tax, the Premises shall be deemed the only property of Landlord. As used herein, the term "Taxes" shall mean real estate taxes, assessments, sewer rents, rates and charges, permit and license fees, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary, which may now or hereafter be assessed against the Premises or any portion thereof in any year during the Term hereof, and shall also include any personal property taxes (attributable to the year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the operation of the Premises.

      Nothing contained herein shall be construed to require Tenant to pay any franchise, inheritance, estate, succession or transfer tax of Landlord or any income or excess profits tax assessed upon or in respect of all income of Landlord or chargeable to or required to be paid by Landlord unless such tax shall be specifically levied against the rental income of Landlord derived hereunder (as opposed to a general income tax), which tax shall be paid by Tenant as part of Taxes hereunder provided said rental income shall be considered as the sole income of Landlord.

      Section 6.2. Utilities. Tenant shall pay, directly to the appropriate supplier, all costs of natural gas, electricity, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises. Landlord shall, at Landlord's sole cost and expense, separately meter the Premises. If, however, at any time, any services or utilities are jointly metered, Landlord shall make a reasonable determination of Tenant's share thereof and Tenant shall pay its share, as Additional Rent hereunder, within fifteen (15) days after receipt of Landlord's written statement. Landlord shall not in any way be liable or responsible to Tenant for any cost or damage or expense which Tenant may sustain or incur if either the quality or character of such service is changed or is no longer available or suitable for Tenant's requirements, unless caused by Landlord's negligence or intentional acts.

      Section 6.3. Additional Tenant Obligations. Tenant further agrees to (i) perform sprinkler inspections required by any insurance carrier or by any Legal Requirement from time to time during the Term; (ii) pay any and all ADT charges for ADT services reasonably required by the Landlord for the Premises; and (iii) perform roof inspections required by the roof warranty or any Legal Requirements, from time to time. Tenant shall provide Landlord with evidence reasonably acceptable to Landlord reflecting Tenant's compliance with its obligations as set forth in this Section 6.3.

      Section 6.4. Deposits. As security for the obligations contained in Sections 6.1. and 9.7. hereof, Tenant shall deposit monthly with Landlord, or such other entity as Landlord may designate, on the first (1st) day of each and every month of the Term, a sum equal to one twelfth (1/12) of Landlord's estimate of the current amount of Taxes levied with respect to the Premises, Insurance Premiums (as hereinafter defined) and Expenses. All monthly deposits need not be kept separate and apart by Landlord and shall be held by Landlord in such account or accounts as may be authorized by the then current state or federal banking laws, rules or regulations. The monthly deposits shall be used as a fund to be applied, to the extent thereof, to the payment of Taxes, Expenses and Insurance Premiums, as the same become due and payable. The existence of said fund shall not limit or alter Tenant's obligation to pay the Taxes, Expenses and Insurance Premiums for which the fund was created. Tenant shall not be entitled to interest on said fund. Tenant shall pay Landlord as its monthly deposit for the period commencing on the Commencement Date and terminating on the December 31st immediately thereafter the Initial Monthly Rent Adjustment Deposit. On or prior to each December 31st occurring within the Term, Landlord shall advise Tenant as to Landlord's reasonable estimate of the Monthly Rent Adjustment Deposits that will be required for the next Calendar Year (as hereinafter defined).

      Section 6.5. Adjustment Statement. As soon as reasonably feasible after the expiration of each calendar year contained within the Term (hereinafter referred to as the "Calendar Year"), Landlord will furnish Tenant a statement (hereinafter referred to as the "Adjustment Statement") showing the following:

            (i) Actual Taxes and Insurance Premiums for the Calendar Year last ended and the amount of Taxes and Insurance Premiums payable by Tenant for such Calendar Year;

            (ii) The amount of Additional Rent due Landlord for the Calendar Year last ended, less credits for monthly deposits paid, if any; and

            (iii) The monthly deposits due in the current Calendar Year.

      Section 6.6. Payments. Within thirty (30) days after Tenant's receipt of each Adjustment Statement, Tenant shall pay to Landlord:

            (i) The amount of Additional Rent shown on said Adjustment Statement to be due Landlord for the Calendar Year last ended; plus

            (ii) The amount, which when added to the monthly deposits theretofore paid in the current Calendar Year would provide that Landlord has then received such portion of the monthly deposits as would have theretofore been paid to Landlord had Tenant paid one twelfth (1/12) of the monthly deposits, for the current Calendar Year, to Landlord monthly on the first day of each month of such Calendar Year.

During the last Calendar Year, Landlord may include in the monthly deposits its estimate of the Additional Rent which may not be finally determined until after the expiration of the Term. Tenant's obligation to pay such Additional Rent shall survive the Term.

      Section 6.7. Payment Adjustments. Tenant's payment of the monthly deposits for each Calendar Year shall be credited against the Additional Rent for such Calendar Year. If the monthly deposits paid by Tenant for any Calendar Year exceed the Additional Rent due for such Calendar Year, then Landlord shall give a credit to Tenant in an amount equal to such excess against the Additional Rent due for the next succeeding Calendar Year, except that if any such excess relates to the last Calendar Year of the Term, then, provided that no default of Tenant exists hereunder, Landlord shall refund such excess to Tenant.

      Section 6.8. Right to Pay. Landlord shall, at its option, have the fight, without notice to Tenant, at all times during the Term to pay any such Taxes not timely paid by Tenant, and the amounts so paid, including reasonable expenses, shall be so much Additional Rent due at the next rent day after any such payments, with interest at the Lease Interest Rate from the date of payment thereof.

      Section 6.9, Landlord's Contest of Taxes. Landlord shall, on an annual basis, contest the imposition of any Taxes against the Land and Improvements, in accordance with applicable law. Tenant agrees Taxes shall include all of Landlord's reasonable costs and expenses, including legal fees and court costs, in pursuing any such contest provided Landlord is successful in obtaining a reduction in the Taxes. There shall be deducted from Taxes the amount of any Taxes refunded in any Calendar Year, provided said refund relates to an assessment year included within the Term of the Lease. If a refund is received by Landlord after the termination of the Term relating to an assessment year included within the Term, provided all of Tenant's obligations under the Lease have been satisfied, Landlord shall refund to Tenant Tenant's share of such refund. In the event Landlord elects not to contest the imposition of Taxes, Tenant may do so at Tenant's sole cost and expense.

                                   ARTICLE VII

                                       Use

      Section 7.1. Use. The Premises shall be used for the Use only, and for no other purpose.

      Section 7.2. Prohibited Uses. Tenant shall not permit the Premises, to be used in such manner which impairs Landlord's right, title or interest in the Premises or any portion thereof, or in such manner which gives rise to a claim or claims of adverse possession or of a dedication of the Premises or any portion thereof for public use. Tenant shall not use or occupy the Premises, in whole or in part, to be used or occupied, or do or permit anything to be done in or on the Premises, in whole or in part, in a manner which would in any way violate any certificate of occupancy affecting the Premises, or make void or voidable any insurance then in force with respect thereto, or which may make it impossible to obtain fire or other insurance thereon or which would render the insurance risk more hazardous, or which will cause or be apt to cause the structural injury to the Premises or any part thereof, or which would cause the value or usefulness of the Premises or any part thereof to diminish, and shall not use or occupy or permit the Premises to be used or occupied, in whole or in part, in a manner which may violate and shall comply with any present or future, ordinary or extraordinary, foreseen or unforeseen, Legal Requirements, whether or not Landlord also is liable for compliance. Tenant will not do or permit or suffer any public or private waste, damage, impairment or injury to or upon the Premises or any part thereof.

      Section 7.3. No Implied Permission. Except as otherwise expressly provided herein, nothing in this Lease contained shall authorize Tenant to do or permit or suffer any act which shall in any way encumber the fee title of Landlord in and to the Premises or any interest therein. The title, interest or estate of Landlord in the Premises shall not be in any way subject to any claim by way of lien or encumbrance, whether arising by operation of law or by virtue of an express or implied contract by Tenant. Any claim to a lien or encumbrance upon the Premises arising from any act of omission of Tenant shall accrue only against the Tenant's leasehold estate and shall in all respects be subject and subordinate to the paramount title and right of Landlord in and to the Premises. Every person furnishing, manufacturing or preparing any material, fixtures, apparatus or machinery for, or on account of, the Premises or any other improvements now or hereafter erected, or the appurtenances or furnishings therein, or performing any labor or services in, upon or about the Premises, or the improvements or appurtenances, or dealing in any way with Tenant or anyone claiming by, through or under Tenant shall take and be held charged with notice of this condition, and shall have and acquire no lien upon Landlord's estate or interest through the furnishing of such material, fixtures, apparatus, machinery, labor or services.

      Section 7.4. Adverse Claims. In amplification and not in limitation of the foregoing provisions of Article VII, Tenant shall not permit any portion of the Premises to be used by any person or persons or by the public, as such, at any time or times during the Term in such manner as might reasonably tend to impair title to the Premises or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse use, adverse possession, prescription, dedication or other similar claims of, in, to or with respect to the Premises or any part thereof or estate therein.

                                  ARTICLE VIII

                             Maintenance of Premises

      Section 8.1. Maintenance. Tenant agrees, at Tenant's sole cost and expense, to take good care of the Premises and keep and maintain same and all parts thereof, including, but not limited to, the Initial Improvements, the entire interior and exterior thereto, all floors, floor coverings, roof, structure, windows, glass, plate glass, ceilings, skylights, interior and exterior and demising walls, doors, electrical systems, lighting fixtures and equipment, plumbing systems and fixtures, sprinkler systems, heating, ventilating and air conditioning systems, loading docks, areas and doors, rail space areas, fences and signs, and all other pipes, mains, water, sewer and gas connections and all other fixtures, machinery, apparatus, equipment and appurtenances now or hereafter belonging to, connected with or used in conjunction with the Premises together with any and all alterations and additions thereto, in good order, condition and repair, suffering no waste or injury. Tenant shall, at its sole cost and expense, promptly make all necessary repairs and replacements, ordinary as well as extraordinary, foreseen as well as unforeseen, in and to the Premises, including, but not limited to the entire interior and exterior of the Initial Improvements, any equipment now or hereafter located in or on the Premises, all floors, floor coverings, roof, structure, windows, glass, plate glass, ceilings, skylights, interior and demising walls, doors, electrical systems, lighting fixtures and equipment, plumbing systems and fixture, sprinkler systems, heating, ventilating and air conditioning systems, loading docks, areas and doors, rail space areas, fences and signs, connections, pipes, mains, water, sewer and connections, and all other fixtures, machinery, apparatus, equipment and appurtenances now or hereafter belonging to, connected with or used in conjunction with the Premises. All such maintenance, repairs and replacements shall be of first class quality and sufficient for the proper maintenance and operation of the Premises. Tenant shall keep and maintain the Premises safe, secure and clean, specifically including, but not by way of limitation, removal of waste and refuse matter. Tenant shall not permit anything to be done upon the Premises (and shall perform all maintenance and repairs thereto so as not) to invalidate, in whole or in part, or prevent the procurement of any insurance policies which may, at any time, be required under the provisions of this Lease. Tenant shall not obstruct or permit the obstruction of any parking area, adjoining street or sidewalk. The foregoing obligations of Tenant shall not be deemed to be a waiver of Tenant's rights under Section 4.8 hereof.

      Section 8.2. Governmental Requirements. Tenant at its own cost and expense also shall promptly comply with any and all requirements of any Governmental Authority to or affecting the Premises or any part thereof, irrespective of the nature of the work required to be done, extraordinary as well as ordinary, whether or not the same involve or require any structural changes or additions in or to the Building and irrespective of whether or not such changes or additions be required on account of any particular use to which the Premises or any part thereof are being put; provided, however that Tenant's compliance with any and all requirements of any Governmental Authority requiring structural changes or additions to the Building shall only be required of Tenant to the extent required due to Tenant's particular use, occupancy or alteration of the Premises. Included in the obligations set forth above, but not in limitation thereof, Tenant, at its own cost and expense, shall promptly comply with OSHA regulations relating to overhead cranes (CFR 1910-179(j)(2) and 184(d), CFR 1910-179(j)(3), CFR
1910-179(e)(1) through (4) and CFR 1910-179(b)(5)).

      Section 8.3. Tenant's Responsibilities. Landlord shall not be required to furnish any services or facilities whatsoever to the Premises. Tenant hereby assumes full and sole responsibility for condition, operation, repair. alteration, improvement, replacement and maintenance of the Premises. Landlord shall not be responsible for any loss or damage to the person or property of Tenant, any guests or invitees, any persons using or working on the Premises, or any persons claiming by, through or under, or any agents, employees, heirs, legal representatives, successors or assigns of, any of the foregoing.

      Section 8.4. Maintenance Contract. At Landlord's option, Tenant shall enter into a maintenance contract, in form and substance and with a firm reasonably satisfactory to Landlord, for the maintenance of the HVAC system in the Building.

                                   ARTICLE IX

                                    Insurance

      Section 9.1. Coverage Required. Tenant shall procure and maintain, or cause to be maintained, at all times during the term of this Lease, at Tenant's sole cost and expense, and until each and every obligation of Tenant contained in the Lease has been fully performed, the types of insurance specified below, with insurance companies authorized to do business in the State of Illinois covering all operations of Tenant or any member of the Tenant Group under this Lease, whether performed by Tenant or by Tenant's contractors. For purposes of this Article IX, "Contractors" shall mean Tenant and contractors and subcontractors and materialmen or any tier providing services, material, labor, operation or maintenance on or about the Premises.

            A. In General. Upon execution of the Lease, Tenant shall procure and maintain the following kinds and amounts of insurance:

                  (i) Worker's Compensation and Occupational Disease Insurance.
            Worker's Compensation and Occupational Disease Insurance, in statutory amounts, covering all Tenant's employees who provide a service under this Lease. Employer's liability coverage with limits of not less than $100,000 each accident or illness shall be included.

                  (ii) Commercial Liability Insurance (Primary and Umbrella).
            Commercial Liability Insurance or equivalent with limits of not less than $5,000,000 per occurrence, combined single limit, for bodily injury, personal injury. and property damage liability. Products/completed operation, independent contractors, broad form property damage and contractual liability coverages are to be included. Landlord is to be named as additional insureds, on a primary basis for any liability, arising directly or indirectly from this Lease.

                  (iii) Automobile Liability Insurance. When any motor vehicles are used in connection with this Lease, Tenant shall provide Automobile Liability Insurance with limits of not less than $2,000,000 per occurrence combined single limit, for bodily and property damage.

                  (iv) Contents Insurance. Insurance against fire, sprinkler leakage, vandalism, and the extended coverage perils for the full insurable value of all contents of Tenant within the Premises, and of all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises and business interruption insurance.

            B. Construction. During any construction costing in excess of $25,000.00 (other than with respect to the construction of the Initial Improvements by Landlord, but including improvements, betterments or repairs), Tenant shall procure and maintain, or cause to be maintained, the following kinds and amounts of insurance:

                  (i) Worker's Compensation and Occupational Disease Insurance.
            Worker's Compensation and Occupational Disease Insurance, in statutory amounts, covering all employees who are to provide a service under this construction. Employer's liability coverage with limits of not less than $500.ooo for each accident or illness shall be included.

                  (ii) Commercial Liability Insurance (Primary and Umbrella).
            Commercial Liability Insurance or equivalent with limits of not less than $10,000,000 per occurrence, combined single limit, for bodily injury, personal injury, and property liability. Products/completed operations, explosion, collapse, underground, independent contractors, broad form property damage and contractual liability coverages are to be included. Landlord and Tenant are to be named as additional insureds on a primary non-contributory basis for any liability arising directly or indirectly from the Lease.

                  (iii) Automobile Liability Insurance (Primary and Umbrella).
            When any motor vehicles are used in connection with work to be performed, Tenant's contractor shall provide Automobile Liability Insurance with limits of not less than $5.000.000 per occurrence combined single limit, for bodily injury and property damage. Landlord is to be named as an additional insured on a primary non-contributory basis.

                  (iv) All Risk Builders Risk Insurance. Tenant or Contractor
            shall provide All Risk Blanket Builder's Risk Insurance to cover the materials, supplies, equipment, machinery and fixtures that are or will be part of the Premises. Coverage extensions shall include the following: right to partial occupancy, material stored off-site and in-transit, boiler and machinery, earthquake, flood (including surface water backup), collapse, water damage, debris removal, mechanical-electrical breakdown and failure, business interruption, extra expense, loss of revenue, loss of rents and loss of use of property, as applicable, Landlord shall be named as loss payee.

                  (v) Professional Liability. When any architects, engineers, or consulting firms perform work in connection with this Lease, Professional Liability Insurance shall be maintained by the applicable architect, engineer or consultant with limits of $1,000,000. The policy shall have an extended reporting period of two (2) years. When policies are renewed or replaced, the policy retroactive date must coincide with, or precede, start of work.

      Tenant shall deliver to Landlord, at least fifteen (15) days prior to the earlier of (1) the Commencement Date of this Lease or (2) the date Tenant takes possession of the Premises, duplicate copies of policies (or certificates evidencing such policies) of the insurance required by this
      Section 9.1. Such policies of insurance shall be renewed and duplicate copies of the new policies (or new certificates) shall be deposited with Landlord at least forty-five (45) days prior to the expiration of the old policies.

      Section 9.2. Policies. All insurance policies shall be written with insurance companies and shall be in form reasonably satisfactory to Landlord. All general liability insurance policies shall name Landlord as an additional insured and shall provide that they may not be terminated or modified without thirty (30) days' advance written notice to Landlord. All policies shall also contain an endorsement that Landlord, although named as additional insured, shall nevertheless be entitled to recover for damages caused by the negligence of Tenant. The minimum limits of insurance specified in this Section shall in no way limit or diminish Tenant's liability under this Lease. Tenant shall furnish to Landlord, not less than fifteen (15) days prior to the date such insurance is first required to be carried by Tenant, and thereafter at least fifteen (15) days prior to the expiration of each such policy, true and correct certificates of insurance, and such other evidence of coverages as Landlord may reasonably request, and evidence of payment of all premiums and other expenses owed in connection therewith. Upon Tenant's default in obtaining or delivering the certificates for any such insurance or Tenant's failure to pay the charges therefor. Landlord may, at its option, on or after the tenth (10th) day after written notice thereof is given to Tenant, procure or pay the charges for any such policy or policies and the total cost and expense (including attorneys' fees) thereof shall be immediately paid by Tenant to Landlord as Additional Rent upon receipt of a bill therefor.

      Section 9.3. Subrogation. Landlord and Tenant agree to have all property and material damage insurance which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party or any of the parties named in Section 9.2 above entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder, and providing further that the insurer waives all rights of subrogation which such insurer might have against the other party or any of the parties named in Section 9.2 above. Without limiting any release or waiver of liability or recovery contained in any other Section of this Lease but rather in confirmation and furtherance thereof, Landlord and any beneficiaries of Landlord waive all claims for recovery from Tenant, and Tenant waives all claims for recovery from Landlord, any beneficiaries of Landlord and the managing agent for the Premises and their respective agents, partners and employees, for any loss or damage to any of its property insurable under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies. Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or any waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within ten (10) days following written notice, to pay such increased cost, thereby keeping such release or waiver in full force and effect).

      Section 9.4. Miscellaneous Insurance Provisions. Landlord and Tenant further agree as follows:

            A. Tenant and Contractors expressly understand and agree that any insurance coverages and limits furnished by the Tenant and Contractors shall in no way limit the Tenant's and Contractor's liabilities and responsibilities specified under the Lease, or contracts executed relating to the Premises, or by law.

            B. The failure of Landlord to obtain such evidence from Tenant or Contractors before permitting Tenant or Contractors to commence work shall not be deemed to be a waiver by Landlord, and Tenant or contractors shall remain under continuing obligation to maintain the insurance coverage.

            C. Any and all deductibles on referenced insurance coverages shall be borne by Tenant and Contractors.

            D. Tenant expressly understands and agrees that any insurance maintained by Landlord shall apply in excess of and not contribute with insurance provided by the Tenant or Contractor under the Lease.

            E. If Tenant or any Contractors desire additional coverage, higher limits of liability, or other modifications for their own protection, Tenant and such Contractors shall be responsible for the acquisition and cost of such additional protection.

            F. Tenant and Contractors shall not violate or permit to be violated any of the conditions or provisions of any of the insurance policies, and Tenant and Contractors shall so perform and satisfy or cause to be performed and satisfied the requirements of the companies writing such policies so that at all times companies of good standing, satisfactory to Landlord shall be willing to write and continue such insurance.

            G. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant and Contractors arising out of or by reason of Tenant's and Contractor's failure to provide and keep in force insurance, as aforesaid, to the amount of the insurance premium or premiums not paid or incurred by Tenant and Contractors and which would have been payable under such insurance, but Landlord shall also be entitled to recover as damages for such breach the uninsured amount of any loss, to the extent of any deficiency in the insurance required by the provisions of this Lease, and damages, costs and expenses of Suit suffered or incurred by reason of damage to, or destruction of, the Premises occurring during any period when Tenant or Contractors shall have failed or neglected to provide insurance as aforesaid.

            H. The insurance required by this Lease, at the option of Tenant or Contractors, may be effected by blanket or umbrella policies issued to Tenant or Contractors covering the Premises and other properties owned or leased by Tenant or Contractors, provided that the policies otherwise comply with the provisions of this Lease and allocate to the Premises the specified coverage, without possibility of reduction or coinsurance by reason of, or damage to, any other premises covered therein.

            I. All insurance companies shall have a Best rating of not less than A/VII, or an equivalent rating in the event Best ceases to exist or provide a rating.

            J. Tenant and Contractors shall provide and keep in force such other insurance in such amounts as may from time to time be reasonably required by Landlord or a holder of a Mortgage (defined in Section 23.1 hereof) against such other insurable hazards as at the time are commonly insured against in the case of prudent owners of properties similar to the Premises, and in that connection Landlord may require changes in the forms, types and amounts of insurance required pursuant to this Section or add to, modify or delete other requirements.

            K. The required insurance to be carried shall not be limited by any limitations expressed in the indemnification language herein or any limitation placed on the indemnity therein given as a matter of law.

      Section 9.5. Kinds and Amounts. Landlord shall at all times during the Term of this Lease keep in effect insurance on all improvements now or hereafter a part of the Premises against loss by fire and lightning, the risks covered by what is commonly known as extended coverage, malicious mischief and vandalism, and all other risks of direct physical loss (other than the insurance provided by Tenant hereunder) in an amount equal to the full replacement value on the replacement form basis, of such improvements. The policy or policies evidencing such insurance shall be written by a company or companies reasonably satisfactory to Landlord and to Landlord's mortgagee, if any, and authorized to do business in the state where the Premises are located, shall name Landlord as insured thereunder, and shall provide that losses shall be paid to Landlord or its mortgagee, if applicable. At the request of Landlord, a mortgage clause may be included in said policies covering Landlord's mortgagee, if any. Tenant further agrees that if and when obtainable, Landlord will procure and maintain so-called war risk and war damage insurance, earthquake and flood insurance on said improvements for not less than one hundred percent (100%) of the full insurance value above foundation. Such insurance shall provide for payment of loss thereunder to Landlord and shall, at Landlord's request, contain a mortgage clause in favor of Landlord's mortgagee, if any. Landlord shall also obtain boiler and machinery insurance in an amount equal to the full replacement value of the improvements and insurance against loss of Rents in the amount of all Base Rent payments, taxes, assessments and insurance premiums required hereunder for a twelve (12)-month period, and shall obtain insurance against breakage of all plate glass used in the improvements. Landlord shall also maintain such other insurance required by Landlord under the terms customarily carried by Landlord for other buildings owned by Landlord in the Chicago metropolitan area.

      Section 9.6. Insurance Appraisals. From time to time during the Term hereof upon the request of Landlord, or Landlord's mortgagee, if any, Landlord shall obtain insurance appraisals reasonably satisfactory to Landlord and Tenant, as such are regularly and ordinarily made by or for the benefit of insurance companies, in order to determine the then replacement value of the improvements. Such insurance appraisals shall not be required more frequently than once in each Lease Year during the Term hereof. The cost of such insurance shall be deemed to be a part of the Insurance Premium (defined below).

      Section 9.7. Tenant Payments. All such insurance described in Section 9.5 shall be kept in full force throughout the Term of this Lease, and any amounts paid therefor by Landlord (hereinafter collectively referred to as "Insurance Premiums") shall be payable by Tenant, as Additional Rent, in accordance with Sections 6.4. and 6.6. hereof.

                                    ARTICLE X

                              Damage or Destruction

      Section 10.1. Property Demise. In the event the Premises are damaged by fire or other casualty, then Landlord shall, except during the last year of the Term hereof, proceed with all due diligence to repair and restore the Premises, subject, however, to extension for Force Majeure Delays. In such event, Rent shall abate in proportion to the non-useability of the Premises during the period while repairs are in progress. If the Premises are made untenantable during the last year of the Term hereof, provided Tenant has not exercised the Renewal Option (defined below), Landlord shall have the right to terminate this Lease as of the date of fire or other casualty upon sixty (60) days' prior notice to Tenant, in which event, Rent shall be apportioned on a per diem basis and paid to the date of such fire or other casualty.

      Section 10.2. Insurance Deductible. In the event of either a total or partial demise of the Premises, provided Landlord intends to repair or restore the Premises, Tenant shall pay to Landlord the amount of the deductible under Landlord's property insurance for the Premises.


                                   ARTICLE XI

                                      Liens

      Section 11.1. Lien Claims. Tenant shall not do any act which shall in any way encumber the interest or estate of Landlord in and to the Premises or any portion thereof, nor shall any interest or estate of Landlord in the Premises or any portion thereof be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant, and any claim to or lien upon the Premises or any portion thereof arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall in all respects be subject and subordinate to the paramount title and rights of Landlord in and to the Premises or any portion thereof. Tenant will not permit the Premises or any portion thereof to become subject to any mechanics', laborers' or materialmen's lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction of sufferance of Tenant; provided, however that Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall first give to Landlord an amount equal to one hundred twenty percent (120%) of the amount of the lien or claimed lien which, together with interest earned thereon, shall be held by Landlord as security to insure payment thereof and to prevent any sale, foreclosure or forfeiture of the Premises by reason of non-payment thereof. The amount so deposited with Landlord shall be held by Landlord in an account established at a federally insured banking institution until satisfactory removal of said lien or claim of lien. On any final determination of the lien or claim for lien, Tenant will immediately pay any judgment rendered, with all proper costs and charges, and will, at its own expense, have the lien released and any judgment satisfied. Should Tenant fail to diligently contest and pursue such lien contest, Landlord may, at its option, use the sums so deposited to discharge any such lien upon the renewal of such lien or encumbrance Landlord shall pay all such sums remaining on deposit to Tenant.

      Section 11.2. Landlord's Right to Cure. If Tenant shall fail to contest the validity of any lien or claimed lien or fail to give security to Landlord to insure payment thereof, or shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, then Landlord may, at its election (but shall not be so required) remove or discharge such lien or claim for lien (with the right, in its discretion, to settle or compromise the same), and any amounts advanced by Landlord, including reasonable attorneys' fees, for such purposes shall be so much additional rent due from Tenant to Landlord at the next rent date after any such payment, with interest thereon at the Lease Interest Rate from the date so advanced.

                                   ARTICLE XII

                               Tenant Alterations

      Section 12.1. Alterations. Tenant shall not at any time during the Term of this Lease make any openings in or other alteration or improvement to the roof or exterior walls of the Building or make any alteration, addition or improvement to the Premises or any portion thereof (hereinafter collectively referred to as "Alterations") without in each instance, the prior written consent of Landlord; provided, however, upon notice to, but without the requirement of the written consent of Landlord, Tenant shall have the right to make Alterations to the interior of the Premises where same are non-structural, do not require openings in or other alteration or improvement to the roof, exterior walls or other structural components of the Building, do not adversely affect any Building system, and do not exceed FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) in the aggregate in any twelve (12)-month period. In the event Tenant requests Landlord's consent to make any Alteration which does not involve openings in or other alterations or improvements to the roof, Landlord shall not unreasonably withhold its consent to the Alteration. No Alterations to the Premises for which Landlord's consent is required shall be commenced by Tenant until Tenant has furnished Landlord with a satisfactory certificate or certificates from an insurance company acceptable to Landlord, evidencing insurance coverage required under Section 9.2 hereof. Any Alterations by Tenant hereunder shall be done in a good and workmanlike manner in compliance with any Legal Requirements. Upon completion of any Alteration by Tenant hereunder, Tenant shall furnish Landlord with a copy of the "as built" plans covering such construction. Tenant, at its sole cost and expense, will make all Alterations on the Premises which may be necessary by the act or neglect of any other person or corporation (public or private), except Landlord, its agents, employees or contractors. Before commencing any Alterations, involving an estimated cost of more than FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00): (a) plans and specifications therefor, prepared by a licensed architect, shall be submitted to and approved by Landlord (such approval shall not be unreasonably withheld or delayed); (b) Tenant shall furnish to Landlord an estimate of the cost of the proposed work, certified by the architect who prepared such plans and specifications; (c) all contracts for any proposed work shall be submitted to and subject to the reasonable approval of Landlord; (d) evidence of insurance as required by Article IX hereof; and (f) such other requirements as Landlord may reasonably require to be satisfied. Prior to the commencement of any construction activity for which Landlord's consent shall be required, certificates of such insurance coverages shall be provided to Landlord and renewal certificates shall be delivered to Landlord prior to the expiration date of the respective policies.

      Notwithstanding the foregoing, no Alterations of any kind shall be made which would (i) change the general design, use, character or structure of the Premises or any part thereof; (ii) decrease the size of the Premises or any part thereof; (iii) reduce or impair, to any material extent, the value, rentability or usefulness of the Premises or constitute waste; or (iv) give to any owner, lessee or occupant of any other property or to any other person or corporation any easement, right-of-way or any other right over the Premises.

      Any Alteration shall be made with reasonable dispatch and in a good and workmanlike manner and in compliance with all applicable permits and authorizations and buildings and zoning laws and with all other Legal Requirements. If any work does not comply with the provisions of this Lease, Landlord may, by notice to Tenant, require that Tenant stop the work and take steps necessary to cause corrections to be made, or Landlord may, itself, perform the work, at Tenant's cost.

      Section 12.2. Ownership of Alterations. All Alterations (except Tenant's Equipment, as defined in Section 19.2 hereof), put in at the expense of Tenant shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease, or at Landlord's option, provided Landlord shall have advised Tenant in writing at the time of its consent to said Alteration is sought that same must be removed and restored to its original condition.

      Section 12.3. Signs. Tenant shall not place any signs on any part of the Building or Land without the prior written consent of Landlord which consent shall not be unreasonably withheld. Upon notice to and with the consent of Landlord, which consent shall not be unreasonably withheld, Tenant may place exterior signs on the Premises, provided that (i) the installation and dimensions of said signs are in strict accordance with Legal Requirements and any Reciprocal Easement Agreements; (ii) Tenant continually maintains said signs in a first-class manner and (iii) Tenant, at Tenant's sole cost and expense, pays the costs associated with the installation and maintenance of the signs and removes said signs at the expiration of the Term and restores the area in which said signs are placed to its condition prior to the installation of said signs.

                                  ARTICLE XIII

                                  Condemnation

      Section 13.1. Taking: Lease to Terminate. If a portion of the Premises shall be lawfully taken or condemned for any public or quasi-public use or purpose, or conveyed under threat of such condemnation and as a result thereof the Premises cannot be used for the same purpose and with the same utility as before such taking or conveyance, the Term of this Lease shall end upon, and not before, the date of the taking of possession by the condemning authority, and without apportionment of the award. Tenant hereby assigns to Landlord, Tenant's interest in such award, if any. Current Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be so taken or condemned, or if the grade of any street or alley adjacent to the Premises is changed by any competent authority and such taking or change of grade makes it necessary to demolish, substantially remodel, or restore the Building, the Landlord shall have the right to cancel this Lease upon not less than ninety (90) days' prior notice to the date of cancellation designed in the notice.

      Section 13.2. Taking: Lease to Continue. Except as provided in Section 13.1, in the event only a part of the Premises shall be taken as a result of the exercise of the power of eminent domain or condemned for a public or quasi-public use or purpose by any competent authority or sold to the condemning authority under threat of condemnation, and as a result thereof the balance of the Premises can be used for the same purpose as before such taking, sale or condemnation, this Lease shall not terminate and Landlord shall promptly repair and restore the Premises, subject to Force Majeure Delays; provided that in no event shall Landlord be obligated to spend in excess of the amount of the Award in restoring the Premises. In the event of a minor taking for road widening (or similar) no restoration shall be required. Any award paid as a consequence of such taking, sale or condemnation, shall be paid to Landlord. Any sums not so disbursed shall be retained by Landlord. In the event of a partial taking of the Building there shall be an equitable adjustment of the Base Rent.

      Section 13.3. Tenant's Claim. To the extent permitted by law and subject to the rights of any lender with respect to the Premises, Tenant shall be allowed to pursue a claim against the condemning authority (hereinafter referred to as the "Tenant's Claim") that shall be independent of and wholly separate from any action, suit or proceeding relating to any award to Landlord for reimbursement of relocation expenses, or for Tenant's Equipment and personal property, provided: (i) Tenant's Claim shall in no way limit, affect, alter or diminish in any kind or way whatsoever Landlord's award as a result of such taking, sale or condemnation; (ii) Tenant's Claim shall in no event include any claim for any interest in real property, it being expressly understood and agreed that all sums paid with respect to the real property interests taken, sold or condemned shall be the sole property of Landlord; and (iii) Tenant's Claim shall in no event be joined with Landlord's proceeding or argued or heard concurrently therewith and if the tribunal hearing Tenant's Claim orders such joinder, Tenant agrees to voluntarily dismiss or stay Tenant's Claim without prejudice until such time as Landlord has received its award for such taking, sale or condemnation. Tenant may also pursue a claim against the condemning authority for the unamortized value of non-removable leasehold improvements installed by Tenant at Tenant's sole cost and expense so long as the balance of the award is sufficient to satisfy the sums secured by any Mortgage.

                                   ARTICLE XIV

                       Assignment -- Subletting by Tenant

      Section 14.1. No Assignment, Subletting or Other Transfer. Tenant shall not assign this Lease or any interest hereunder, nor shall Tenant sublet or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, without the express prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, so long as Tenant is not in default hereunder, Tenant may, upon written notice to Landlord, (i) assign this Lease to an affiliate or (ii) sublease any unimproved portion of the Land for agricultural purposes subject to compliance with all Legal Requirements and Reciprocal Easement Agreements. An "affiliate", as such term is used herein shall mean an entity which owns or is owned by Tenant. No assignment or subletting shall relieve Tenant of its obligations hereunder, and Tenant shall continue to be liable as a principal and not as a guarantor or surety, to the same extent as though no assignment or sublease had been made, unless specifically provided to the contrary in Landlord's consent. Consent by Landlord pursuant to this Article shall not be deemed, construed or held to be consent to any additional assignment or subletting, but each successive act shall require similar consent of Landlord. Landlord shall be reimbursed by Tenant for any reasonable out-of-pocket costs or expenses incurred pursuant to any request by Tenant for consent to any such assignment or subletting. In the consideration of the granting or denying of consent, Landlord may, at its option, take into consideration: (i) the business reputation and credit worthiness of the proposed subtenant or assignee; (ii) any required alteration of the Premises; (iii) the intended use of the Premises by the proposed subtenant or assignee; and (iv) any other factors which Landlord shall reasonably deem relevant.

      Section 14.2. Operation of Law. Tenant shall not allow or permit any transfer of this Lease, or any interest hereunder, by operation of law, or convey, mortgage, pledge or encumber (other than in connection with a Tenant corporate asset based financing) this Lease or any interest hereunder.

      Section 14.3. Excess Rental. If Tenant shall, with Landlord's prior consent as herein required, sublet the Premises, an amount equal to fifty percent (50%) of the rental (after deducting reasonable cost of subletting) in excess of the Base Rent and any Additional Rent herein provided to be paid shall be for benefit of Landlord and shall be paid to Landlord promptly when due under any such subletting as Additional Rent due hereunder.

      Section 14.4. Merger or Consolidation. If Tenant is a corporation whose stock is not publicly traded, any transaction or series of transactions (including, without limitation, any dissolution, merger, consolidation or other reorganization of Tenant, or any issuance, sale, gift, transfer or redemption of any capital stock of Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of this Article XIV. If Tenant is a partnership or limited liability company, any transaction or series of transactions (including without limitation any withdrawal or admittance of a partner or member or a change in any partner's or member's interest in Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of this assignment of this Lease by Tenant subject to the provisions of this Article XIV. If Tenant is a corporation, a change or series of changes in ownership of stock which would result in direct or indirect change in ownership by the stockholders or an affiliated group of stockholders of less than twenty-five percent (25%) of the outstanding stock as of the date of the execution and delivery of this Lease shall not be considered a change of control. Notwithstanding the immediately foregoing, Tenant may, upon notice to, but without Landlord's consent, assign this Lease to any corporation resulting from a merger or consolidation of Tenant or the sale of substantially all of the assets or capital stock of Tenant, provided that the total assets and the total net worth of such assignee after such consolidation or merger shall be in excess of the greater of (i) the net worth of Tenant immediately prior to such consolidation or merger, or (ii) the net worth of Tenant as of the date hereof, determined by generally accepted accounting principles and provided that Tenant is not at such time in default hereunder, and provided further that such successor shall execute an instrument in writing, acceptable to Landlord in its reasonable discretion, fully assuming all of the obligations and liabilities imposed upon Tenant hereunder and deliver the same to Landlord. Tenant shall provide in its notice to Landlord such information as may be reasonably required by Landlord to determine that the requirements of this Section 14.4 have been satisfied. As used in this Section 14.4, the term "control" means possession of the power to vote not less than a majority interest of any class of voting securities and partnership or limited liability company interests or to direct or cause the direction of the management or policies of a corporation, or partnership or limited liability company through the ownership of voting securities, partnership interests or limited liability company interests, respectively.

      Section 14.5. Unpermitted Transaction. Any assignment, subletting, use, occupancy, transfer or encumbrance of this Lease or the Premises without Landlord's prior written consent shall be of no effect and shall, at the option of Landlord, constitute a default under this Lease.

                                   ARTICLE XV

                              Financial Statements

      Section 15.1. Financial Statements. Tenant agrees to furnish Landlord annually, within ninety (90) days of the end of such fiscal year with a copy of its annual audited statements, together with applicable footnotes and any other financial information reasonably requested by Landlord (hereinafter collectively referred to as the "Financial Information") and agrees that Landlord may deliver such Financial Information to any institutional mortgagee, prospective institutional mortgagee, prospective purchaser, auditor or security analyst on a confidential basis.

                                   ARTICLE XVI

                            Indemnity for Litigation

      Section 16.1. Indemnity for Litigation. Tenant agrees to pay, and to indemnify and defend Landlord against, all costs and expenses (including reasonable attorneys' fees) incurred by or imposed upon Landlord by or in connection with any litigation to which Landlord becomes or is made a party without fault on Landlord's part, whether commenced by or against Tenant, or any other person or entity or that may be incurred by Landlord in enforcing any of the covenants and agreements of this Lease with or without the institution of any action or proceeding relating to the Premises or this Lease, or in obtaining possession of the Premises after an Event of Default hereunder or upon expiration or earlier termination of this Lease. The foregoing notwithstanding, Tenant's responsibility under this Section 16.1 to pay Landlord's costs and expenses (including reasonable attorneys' fees) shall not extend to such costs and expenses incurred in defending an action brought by Tenant to enforce the terms of this Lease in which there is a court determination that Landlord failed to perform its obligations under this Lease. The provisions of this Section 16.1 shall survive the expiration or earlier termination of this Lease.

      Section 16.2. Landlord's Indemnity. Landlord agrees to pay, and to indemnify and defend Tenant against all costs and expenses (including reasonable attorney's fees) incurred by or imposed upon Tenant by or in connection with any litigation by Tenant to enforce Landlord's obligations under this Lease in which Tenant is the prevailing party.

                                  ARTICLE XVII

                              Estoppel Certificates

      Section 17.1. Estoppel Certificate. Tenant agrees that on the Commencement Date and at any time and from time to time thereafter, upon not less than ten
(10) days' prior written request by Landlord, it will execute, acknowledge and deliver to Landlord, or Landlord's mortgagee to the extent factually accurate, a statement in writing in the form of Exhibit "D" attached hereto and by this reference incorporated herein; provided, however, Tenant agrees to certify to any prospective purchaser or mortgagee any other reasonable information specifically requested by such prospective purchaser or mortgagee. Landlord agrees that, upon not less than ten (10) days' prior written request of Tenant, it will execute and deliver to Tenant, to the extent factually accurate, a statement indicating (i) whether or not this Lease is in full force and effect,
(ii) the amount of Base Rent and Rent Adjustment Deposits, (iii) to Landlord's knowledge whether or not Tenant is in default under this Lease, and (iv) the date through which Rent has been paid.

                                  ARTICLE XVIII

                             Inspection of Premises

      Section 18.1. Inspections. Tenant agrees to permit Landlord and any authorized representatives of Landlord, to enter the Premises at all reasonable times on reasonable advance notice, for the purpose of inspecting the same. Any such inspections shall be solely for Landlord's purposes and may not be relied upon by Tenant or any other person.

      Section 18.2. Signs. Tenant agrees to permit Landlord and any authorized representative of Landlord to enter the Premises at all reasonable times during business hours on reasonable advance notice to exhibit the same for the purpose of sale, mortgage or lease. Landlord may display on the Premises customary "For Sale" signs and during the final year of the Term hereof or any extension thereof, Landlord may display on the Premises customary "For Rent" signs.

                                   ARTICLE XIX

                                    Fixtures

      Section 19.1. Building Fixtures. All improvements and all plumbing, heating, lighting, electrical and air-conditioning fixtures and equipment, and other articles of personal property installed by Landlord and used in the operation of the Premises (as distinguished from operations incident to the business of Tenant), whether or not attached or affixed to the Premises (hereinafter referred to as "Building Fixtures"), shall be and remain a part of the Premises and shall constitute the property of Landlord.

      Section 19.2. Tenant's Equipment. All of Tenant's trade fixtures and all personal property, fixtures, apparatus, machinery and equipment now or hereafter located upon the Premises, other than Building Fixtures, as shall be and remain the personal property of Tenant, and the same are herein referred to as "Tenant's Equipment."

      Section 19.3. Removal of Tenant's Equipment. Tenant's Equipment may be removed from time to time by Tenant; provided, however, that if such removal shall injure or damage the Premises, Tenant shall repair the damage and place the Premises in the same condition as it would have been if such Tenant's Equipment had not been installed.

                                   ARTICLE XX

                                     Default

      Section 20.1. Events of Default, Tenant agrees that any one or more of the following events shall be considered "Events of Default" as said term is used herein:

            A. If an order, judgment or decree shall be entered by any court adjudicating Tenant a bankrupt or insolvent, or approving a petition seeking reorganization of Tenant or appointing a receiver, trustee or liquidator of Tenant, or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days; or

            B. Tenant shall file an answer admitting the material allegations of a petition filed against Tenant in any bankruptcy, reorganization or insolvency proceeding or under any laws relating to the relief of debtors, readjustment or indebtedness, reorganization, arrangements, composition or extension; or

            C. Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver, trustee or liquidator of Tenant, or of the assets of Tenant; or

            D. Tenant shall file a voluntary petition in bankruptcy, or shall admit in writing its inability to pay its debts as they come due, or shall file a petition or an answer seeking reorganization or arrangement with creditors or take advantage of any insolvency law; or

            E. A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated within sixty (60) days from the date of entry or granting thereof; or

            F. Tenant shall abandon the Premises during the Term hereof; or

            G. Tenant shall default in making any payment of Rent or other payment required to be made by Tenant hereunder and such default shall continue for a period of five (5) days after written notice from Landlord to Tenant; or

            H. If Tenant shall suffer or permit any lien or encumbrance (subject to Tenant's right to contest liens as provided in Section 11.1 hereof) to attach to the Landlord's interest in the Premises, and Tenant shall not discharge said lien or encumbrance within thirty (30) days or within ten
      (10) days prior to any sale or disposition or forfeiture pursuant to such execution, whichever date shall first occur; or

            I. If Tenant shall fail to carry all required insurance under this Lease; or

            J. Any material misrepresentation (including by omission) made by Tenant in this Lease; or

            K. If Tenant shall fail to comply with an order of a court of competent jurisdiction or proper order of a Governmental Authority within the required time period;

            L. Tenant shall repeatedly default in the timely payment of Rent or any portion thereof, whether or not Tenant shall timely cure any such payment. For purpose of the foregoing, the occurrence of similar defaults two (2) times during any twelve month period shall constitute a repeated default; or

            M. If Tenant shall default in the performance of any covenant, promise or agreement on the part of Tenant contained in this Lease not otherwise specified in this Section 20.1 and such default shall continue for thirty (30) days after notice thereof in writing by Landlord to Tenant, or if such default or condition which gives rise thereto cannot with due diligence and good faith be cured within such twenty (30)-day period, if Tenant shall not in good faith and within the period of thirty
      (30) days commence the curing of such default and pursue the curing of such default continuously and diligently and in good faith to the end that such default shall be cured within such minimum period in excess of thirty
      (30) days as may be reasonably necessary to cure such default through pursuing such cure promptly, diligently, continuously and in good faith; provided, however, that such additional period beyond thirty (30) days shall not apply to a default that creates a clear and present danger to persons or property or materially adversely affects the Premises, or if the failure or default by Tenant is one for which Landlord (or any officer or other agent or beneficial or other owner thereof) may be subject to fine or imprisonment.

      Upon the occurrence of any one or more of such Events of Default, Landlord may at its election terminate this Lease or terminate Tenant's right to possession only, without terminating this Lease. Upon termination of this Lease or of Tenant's right to possession, Tenant shall immediately surrender possession and vacate the Premises, and deliver possession thereof to Landlord, and Landlord or Landlord's agents may immediately or any time thereafter without notice, re-enter the Premises and remove all persons and all or any property therefrom, either by any suitable action or proceeding at law or equity, without being liable in indictment, prosecution or damages, therefor, and repossess and enjoy the Premises, together with the right to receive all income of, and from, the Premises.

      Upon termination of this Lease, Landlord shall be entitled to recover as liquidated damages, because the parties hereto recognize that as of the date hereof actual damages are not ascertainable and are of imprecise calculation and not as a penalty, (i) all Rent and other sums due and payable by Tenant through the date of termination plus (ii) an amount (the "Liquidated Damage Amount") equal to the difference between (a) the then present value of the aggregate Rent and other sums provided herein to be paid by Tenant for the residue of the Term (assuming Landlord had not terminated this Lease) minus (b) the then present value of the aggregate then rental value of the Premises for the remainder of the term of the Lease (taking into consideration the time and expense to relet the Premises) plus (iii) the costs of performing any other covenants to be performed by Tenant and Landlord's costs to decorate or make any repairs, changes, alterations or additions in or to the Premises as may he necessary or desirable. The present value referenced to herein shall be computed based upon a discount rate equal to the Corporate Base Rate.

      If Landlord elects to terminate Tenant's right to possession only, without terminating this Lease, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as hereinabove provided, without such entry and possession terminating this Lease or releasing Tenant, in whole or in part, from Tenant's obligations to pay the Rent hereunder for the full Term or from any other obligations of Tenant under this Lease. Landlord shall use commercially reasonable efforts to relet all or any part of the Premises for such rent and upon terms as are commercially reasonable (including the right to relet the Premises for a term greater or lesser than that remaining of the Term and the right to relet the Premises as a part of a larger area, the right to change the character or use made of the Premises and the right to grant concessions of free rent). For the purpose of such reletting, Landlord may decorate or make any repairs, changes, alterations, or additions in or to the Premises that may be necessary or desirable. If Landlord is unable to relet the Premises after using such commercially reasonable efforts to do so, Landlord shall have the right to terminate this Lease, in which event, Tenant shall pay to Landlord liquidated damages (because the parties hereto recognize that as of the date hereof actual damages are not ascertainable and are of imprecise calculation and not as a penalty) equal to the Liquidated Damage Amount. If the Premises are relet and sufficient sums shall not be realized from such reletting after payment of all expenses of such decorations, repairs, changes, alterations, additions and the expenses of repossession and such reletting, and the collection of the Rent herein provided and other payments required to be made by Tenant under the provisions of this Lease for the remainder of the Term of this Lease then, in such event, Tenant shall pay to Landlord on demand any such deficiency and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section from time to time, and all costs and expenses of Landlord, including attorneys' fees, incurred in connection with any such suit shall be paid by Tenant.

      If the Premises are relet and sufficient sums shall not be realized from such reletting after payment of all expenses of such decorations, repairs, changes, alterations, additions and the expenses of repossession and such reletting, and the collection of the Rent herein provided and other payments required to be made by Tenant under the provisions of this Lease for the remainder of the Term of this Lease then, in such event, Tenant shall pay to Landlord on demand any such deficiency and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section from time to time, and all costs and expenses of Landlord, including attorneys' fees, incurred in connection with any such suit shall be paid by Tenant.

      Section 20.2. Waivers. Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to re-enter provided for in any statute, and except as is herein otherwise provided. Tenant for and on behalf of itself and all persons claiming through or under Tenant, also waives any and all fights of redemption or re-entry or repossession in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease. The terms "enter", "re-enter", "entry" or "re-entry", as used in this Lease, are not restricted to their technical legal meanings.

      Section 20.3. Bankruptcy. If Landlord shall not be permitted to terminate this Lease, as provided in this Article XX because of the provisions of the United States Code relating to Bankruptcy, as amended (hereinafter referred to as the "Bankruptcy Code"), then Tenant as a debtor-in-possession or any trustee for Tenant agrees promptly, within no more than sixty (60) days after the filing of the bankruptcy petition, to assume or reject this Lease. In such event, Tenant or any trustee for Tenant may only assume this Lease if: (a) it cures or provides adequate assurances that the trustee will promptly cure any default hereunder; (b) compensates or provides adequate assurance that Tenant will promptly compensate Landlord of any actual pecuniary loss to Landlord resulting from Tenant's default; and (c) provides adequate assurance of performance during the fully stated term hereof of all of the terms, covenants, and provisions of this Lease to be performed by Tenant. In no event after the assumption of this Lease shall any then-existing default remain uncured for a period in excess of the earlier of ten (10) days or the time period set forth herein. Adequate assurance of performance of this Lease, as set forth hereinabove, shall include, without limitation, adequate assurance: (i) of the source of rent reserved hereunder; and (ii) that the assumption of this Lease will not breach any provision hereunder.

      If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth: (i) the name and address of such person; (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's future performance under the Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, shall be given to Landlord by the Tenant no later than twenty (20) days after receipt by the Tenant but in any event no later than ten (10) days prior to the date that the Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

      If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code any and all monies or other considerations payable or otherwise to be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of the Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting the Landlord's property under the preceding sentence not paid or delivered to the Landlord shall he held in trust for the benefit of Landlord and shall be promptly paid to the Landlord.

      Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be conclusively deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption. Any such assignee shall be permitted to use the Leased Premises only for the Use.

      Nothing contained in this Section shall, in any way, constitute a waiver of the provisions of Article XIV of this Lease relating to alienation. Tenant shall not, by virtue of this Section, have any further rights relating to assignment other than those granted in the Bankruptcy Code. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purpose of Section 501(b)(6) or any successive section of the Bankruptcy Code.

      Section 20.4. Re-entry. Tenant agrees, upon receipt of notice of termination, to at once surrender possession of the Premises, and related improvements to Landlord. Tenant expressly waives (to the full extent permitted by law) the service of any other notice of intention to terminate this Lease or of intention to re-enter which may be presently provided for by any statute or other law or any future amendment or similar statute or law (so long as, in the case of a future amendment or statute or law, the remedies to be exercised by Landlord are not substantially different than remedies presently available to Landlord). No receipt of money by Landlord from Tenant after any termination, howsoever occurring, of this Lease shall reinstate, continue or extend the Term of this Lease.

      Section 20.5. No Waiver. The specified remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any provision of this Lease. The failure of Landlord to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option herein contained or right to approval or consent shall not be construed as a waiver or a relinquishment for the future application and enforcement of such covenant or option or right to approve or consent. A receipt by Landlord of Rent or any other charges payable by Tenant hereunder with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to the other remedies in this Lease provided, Landlord shall be entitled to the restraint by injunction of the violation, or attempted or threatened violation, of any of the covenants, conditions or provisions of this Lease or to a decree compelling performance of any of the covenants, conditions or provisions of this Lease.

                                   ARTICLE XXI

                  Landlord's Performance of Tenant's Covenants

            Section 21.1. Landlord's Right to Perform Tenant's Obligations. In the event Tenant shall fail to maintain any insurance required to be paid by it under the terms hereof, or in an Emergency Situation or upon occurrence of an Event of Default, Landlord may (but shall not be obligated so to do), and without waiving or releasing Tenant from any obligation of Tenant hereunder, make any payment or perform any other act which Tenant is obligated to make or perform under this Lease in such manner and to such extent as Landlord may deem desirable; and in so doing Landlord shall also have the right to enter upon the Premises for any purpose reasonably necessary in connection therewith and to pay or incur any other necessary and incidental costs and expenses, including reasonable attorneys' fees. All sums so paid and all liabilities so incurred by Landlord, together with interest thereon at the rate per annum which is the lesser of (i) the Lease Interest Rate or (ii) the highest rate permitted by law shall be deemed Additional Rent hereunder and shall be payable to Landlord upon demand as Additional Rent. Landlord shall use reasonable efforts to give prior notice (which may be oral) of its performance, if reasonably feasible under the circumstances. The performance of any such obligation by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Inaction of Landlord shall never be considered as a waiver of any right accruing to it pursuant to this Lease. Landlord, in making any payment hereby authorized: (a) relating to Taxes, may do so according to any bill, statement or estimate, without inquiry into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof; (b) for the discharge, compromise or settlement of any lien, may do so without inquiry as to the validity or amount of any claim for lien which may be asserted; or (c) in connection with the completion of construction of improvements to the Premises or the repair, maintenance or the payment of operating costs thereof, may do so in such amounts and to such persons as Landlord reasonably may deem appropriate. Nothing contained herein shall be construed to require Landlord to advance monies for any purpose. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Tenant or any other occupant of the Premises or any part thereof, by reason of making repairs or the performance of any work on the Premises or on account of bringing materials, supplies and equipment into or through the Premises during the course thereof and the obligations of Tenant under this Lease shall not thereby be affected in any manner. In doing so, however, Landlord shall use reasonable efforts not to interfere with the normal operation of the Premises. The term "Emergency Situation" shall mean a situation which has caused or is likely to cause bodily injury to persons, contamination of or physical damage to the Premises or adjoining property or criminal jeopardy to Landlord.

                                  ARTICLE XXII

                              Exercise of Remedies

            Section 22.1. Cumulative Remedies. No remedy contained herein or otherwise conferred upon or reserved to Landlord, shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given herein, now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to time and as often as occasion may arise or as may be deemed expedient. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein.

            Section 22.2. No Waiver. No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach, or a waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. The acceptance by Landlord of any payment of Rent or other sums payable hereunder after the termination by Landlord of this Lease or of Tenant's right to possession hereunder shall not, in the absence of agreement in writing to the contrary by Landlord, be deemed to restore this Lease or Tenant's right to possession hereunder, as the case may be, but shall be construed as a payment on account and not in satisfaction of damages due from Tenant to Landlord. Receipt of Rent by Landlord, with knowledge of any breach of this Lease by Tenant or of any default by Tenant in the observance or performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease.

            Section 22.3. Equitable Relief. In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

                                  ARTICLE XXIII

                           Subordination to Mortgages

            Section 23.1. Subordination. Landlord may execute and deliver a mortgage or trust deed in the nature of a mortgage ("Mortgage") against its interest in the Premises or any portion thereof. This Lease and all of the rights of Tenant hereunder, shall automatically, and without the requirement of the execution of any further documents, be and are hereby made expressly subject and subordinate at all times to the lien of any Mortgage and to all advances made or hereafter to be made upon the security thereof; provided the holder of said Mortgage agrees in writing not to disturb the rights of Tenant under this Lease so long as Tenant is not in default hereunder. Notwithstanding the foregoing, Tenant agrees to execute and deliver such instruments subordinating this Lease to the lien of any such Mortgage as may be requested in writing by Landlord from time to time. Notwithstanding anything to the contrary contained herein, any mortgagee under a Mortgage may, by notice in writing to the Tenant, subordinate its Mortgage to this Lease.

            Section 23.2. Mortgage Protection. Tenant agrees to give the holder of any Mortgage, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such mortgagee and containing a request therefor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then said mortgagee shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary, if, within such thirty (30) days, any mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure). Such period of time shall be extended by any period within which such mortgagee is prevented from commencing or pursuing such foreclosure proceedings by reason of Landlord's bankruptcy. Until the time allowed as aforesaid for said mortgagee to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be cancelled (except as a result of the exercise of remedies after an event of default as provided in this Lease) or surrendered, without the prior written consent, in each instance, of the mortgagee.

                                  ARTICLE XXIV

                              Indemnity and Waiver

            Section 24.1. Indemnity. Tenant shall not do or permit any act or thing to be done or omit to do any act or thing upon the Premises which may subject Landlord to any liability or responsibility for injury, damage to persons or property, or to any liability by reason of any violation of Legal Requirements and shall exercise such control over the Premises so as to fully protect Landlord against any such liability. Tenant shall defend, indemnify and save Landlord, and any official, agent. beneficiary, contractor, director, employee, lessor, mortgagee, officer, parent, partner, shareholder and trustee of Landlord (each an "Indemnified Party") representatives, successors and assigns harmless from and against any and all liabilities, suits, judgments, settlements, obligations, fines, damages, penalties, claims, costs, charges and expenses, including, without limitation, engineers', architects' and attorneys' fees, court costs and disbursements, which may be imposed upon or incurred by or asserted against any Indemnified Party by reason of any of the following occurring during or after (but attributable to a period of time falling within) the Term:

            A. any demolition or razing or construction of any improvements or any other work or thing done in, on or about the Premises or any part thereof by Tenant or any member of the Tenant Group;

            B. any use, nonuse, possession, occupation, alteration, repair. condition, operation, maintenance or management of the Premises or any part thereof or of any tunnel, creek, ditch, detention area, sidewalk, curb or vault adjacent thereto by Tenant or any member of the Tenant Group;

            C. any act or failure to act on the part of Tenant or any member of the Tenant Group;

            D. any accident, injury (including death) or damage to any person or property occurring in, on or about the Premises or any part thereof or in, on or about any tunnel, creek, ditch, detention area sidewalk, curb or vault adjacent thereto as a result of the act or neglect of Tenant or any member of the Tenant Group;

            E. any failure to perform or comply with any of the covenants, agreements, terms or conditions in this Lease on Tenant's part to be performed or complied with (other than the payment of money);

            F. any lien or claim which may be alleged to have arisen against or on the Premises, or any lien or claim which may be alleged to have arisen out of this Lease and created or permitted to be created by Tenant or any member of the Tenant Group against any assets of Landlord, or any liability which may be asserted against Landlord with respect thereto;

            G. any failure on the part of Tenant to keep, observe and perform any of the terms, covenants, agreements, provisions, conditions or limitations contained in the contracts and agreements affecting the Premises on Tenant's part to be kept, observed or performed; and

            H. any contest permitted pursuant to the provisions of this Lease.

            No agreement or covenant of Tenant in this Section 24.1 shall be deemed to exempt Landlord from, and Tenant's obligations under this Section 24.1 shall not include liability or damages for injury to persons or damage to property caused by or resulting from the negligence of Landlord, its agents or employees, in the operation or maintenance of the Premises.

            The obligations of Tenant under this Section 24.1 shall not be affected in any way by the absence in any case of covering insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under insurance policies affecting the Premises or any part thereof.

            Section 24.2. Waiver of Claims. Tenant waives all claims it may have against Landlord and Landlord's agents for damage or injury to person or property sustained by Tenant or any member of the Tenant Group or by any occupant of the Premises resulting from any part of the Premises becoming out of repair, or resulting from any accident on or about the Premises or resulting directly or indirectly from any act or neglect of any person (excluding Landlord). This Section 24.2 shall include, but not by way of limitation, damage caused by water, snow, frost, steam, excessive heat or cold, sewage, gas, odors, or noise, or caused by bursting or leaking pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of Tenant (excluding Landlord), and whether such damage be caused or result from anything or circumstance above mentioned or referred to, or to any other thing or circumstance whether of a like nature or of a wholly different nature. All Tenant's Equipment and other personal property belonging to Tenant or any occupant of the Premises that is in or on any part of the Premises shall be there at the risk of Tenant or of such other person only, and Landlord shall not be liable for any damage thereto or for the theft or misappropriation thereof.

                                   ARTICLE XXV

                                    Surrender

            Section 25.1. Condition. Upon the termination of this Lease whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant's right to possession of the Premises, Tenant will at once surrender and deliver up the Premises to Landlord, broom clean, in good order, condition and repair, reasonable wear and tear and damage by casualty excepted. "Broom clean" means free from all debris, dirt, rubbish, personal property of Tenant, inside and outside of the Building and on the grounds comprising the Premises. Any damage caused by removal of Tenant from the Premises, including any damages caused by removal of Tenant's Equipment, as herein defined, shall be repaired and paid for by Tenant prior to the expiration of the Term.

            All Alterations temporary or permanent, excluding Tenant's Equipment, in or upon the Premises placed there by Tenant, shall become Landlord's property and shall remain upon the Premises upon such termination of this Lease by lapse of time or otherwise, without compensation or allowance or credit to Tenant, unless Landlord has requested their removal pursuant to
Section 12.2. If Landlord so requests removal of said additions, hardware, alterations or improvements and Tenant does not make such removal by the termination of this Lease, or within ten (10) days after such request, whichever is later, Landlord may remove the same and deliver the same to any other place of business of Tenant or warehouse same, and Tenant shall pay the cost of such removal, delivery and warehousing to Landlord on demand.

            Section 25.2. Removal of Tenant's Equipment. Upon the termination of this Lease by lapse of time, or otherwise, Tenant may remove Tenant's Equipment provided, however, that Tenant shall repair any injury or damage to the Premises which may result from such removal. If Tenant does not remove Tenant's Equipment from the Premises prior to the end of the Term, however ended, Landlord may, at its option. remove the same and deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal (including the repair of any injury or damage to the Premises resulting from such removal), delivery and warehousing to Landlord on demand, or Landlord may treat Tenant's equipment as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant.

            Section 25.3. Holdover. If Tenant retains possession of the Premises or any part thereof after the termination of the Term, by lapse of time and otherwise, then Tenant shall pay to Landlord monthly rent, for the first thirty
(30) days at one hundred twenty percent (120%) of the rate payable for the month immediately preceding said holding over (including increases for Additional Rent which Landlord may reasonably estimate) and thereafter at one hundred fifty percent (150%) of the rate payable for the month immediately preceding said holding over (including increases for Additional Rent which Landlord may reasonably estimate). All such rent shall be computed on a per-month basis, for each month or part thereof (without reduction for any such partial month) that Tenant thus remains in possession, and in addition thereto, Tenant shall pay Landlord all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. Alternatively, at the election of Landlord expressed in a written notice to Tenant and not otherwise, in the event that Tenant retains possession of the Premises for more than sixty (60) days after the expiration of the Term, such retention of possession shall constitute a renewal of this Lease for six
(6) months, at a rental equal to one hundred twenty percent (120%) of the Rent during the previous year. The provisions of this paragraph do not exclude the Landlord's rights of re-entry or any other right hereunder. Any such extension or renewal shall be subject to all other terms and conditions herein contained.

                                  ARTICLE XXVI

                           Covenant of Quiet Enjoyment

            Section 26.1. Covenant of Quiet Enjoyment. Landlord covenants that Tenant, on paying the Rent and all other charges payable by Tenant hereunder, and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, all of which obligations of Tenant are independent of Landlord's obligations hereunder, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreement hereof free from hindrance by Landlord or any person claiming by, through or under Landlord.

                                  ARTICLE XXVII

                                    Recording

            Section 27.1. Recording. Tenant may, at its sole cost and expense, record a memorandum hereof in a form reasonably acceptable to Landlord and Landlord agrees to sign any such memorandum.

                                 ARTICLE XXVIII

                                     Notices

            Section 28.1. Notices. All notices, consents, approvals to or demands upon or by Landlord or Tenant desired or required to be given under the provisions hereof, shall be in writing. Any notices or demands from Landlord to Tenant shall be deemed to have been duly and sufficiently given if a copy thereof has been personally served, forwarded by expedited messenger or recognized overnight courier service with evidence of delivery or mailed by United States registered or certified mail in an envelope properly stamped and addressed to Tenant at Tenant's Mailing Address, or at such other address as Tenant may theretofore have furnished by written notice to Landlord. Any notices or demands from Tenant to Landlord shall be deemed to have been duly and sufficiently given if forwarded by expedited messenger or recognized overnight courier service with evidence of delivery or mailed by United States registered or certified mail in an envelope properly stamped and addressed to Landlord at Landlord's Mailing Address, with a copy to Mark S. Richmond, Katz Randall & Weinberg, 333 West Wacker Drive, Suite 1800, Chicago, Illinois 60606, or at such other address as Landlord may theretofore have furnished by written notice to Tenant. The effective date of any such notice shall be the date of actual delivery, except that if delivery is refused, the effective date of notice shall be the date delivery is refused.


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

                                  ARTICLE XXIX

                             Covenants Run with Land

            Section 29.1. Covenants. All of the covenants, agreements, conditions and undertakings in this Lease contained shall extend and inure to and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and shall be construed as covenants running with the Land, and wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.

            Section 29.2. Release of Landlord. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of fee title to the Premises, and in the event of any transfer or transfers of the title, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee.

                                   ARTICLE XXX

                              Environmental Matters

            Section 30.1. Defined Terms.

            A. The term "Hazardous Materials", when used herein, shall include, but shall not be limited to, any substances, materials or wastes that are regulated by any local governmental authority, the state where the Premises or the Premises is located, or the United States of America because of toxic, flammable, explosive. corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, including without limitation, above or underground storage tanks, flammables, explosives, radioactive materials, radon, petroleum and petroleum products, petroleum products (other than petroleum products that are normally contained in motor vehicles to the extent such products are not released), urea formaldehyde foam insulation, methane, lead-based paint, polychlorinated biphenyl compounds, hydrocarbons or like substances and their additives or constituents, pesticides and any other special, toxic or hazardous materials, wastes, substances or materials of any kind, including without limitation, those now or hereafter defined, determined or identified as "hazardous substances," "hazardous materials," "toxic substances" or "hazardous wastes" in any Environmental Law.

            B. "Environmental Law" shall mean any Federal, state or local law, statute. ordinance, code, rule, regulation, policy, common law, license, authorization, decision, order, injunction, which pertains to health, safety, any Hazardous Material, or the environment (including but not limited to ground or air or water or noise pollution or contamination, and underground or above-ground tanks) and shall include, without limitation, the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss.6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.9601 et seq. ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); the Hazardous Materials Transportation Act, 49 U.S.C. ss.1801 et seq.; the Federal Water Pollution

Control Act, 33 U.S.C. ss.1251 et seq.; the Clean Air Act, 42 U.S.C. ss.7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss.300f et seq.; the Illinois Environmental Protective Act, 415 ILSC 4/1 et seq.; the Clean Air Act (42 U.S.C. ss.7401 et seq., "CAA"); the Rivers and Harbors Act, (33 U.S.C. ss.401 et seq., "RHA"); the Emergency Planning and Community Right-to-Know Act of 1986(41 U.S.C. 11001 et seq., "EPCRA"), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. 136 to 136y); the Oil Pollution Act of 1990 (33 U.S.C. 2701 et seq., "OPA"); and the Occupational Safety and Health Act (29 U.S.C. 651 et seq., "OSHA"); and any other local, state or federal environmental statutes, and all rules, regulations, orders and decrees now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future.

            C. "Environmental Claim" shall mean and include any demand, notice of violation, inquiry, cause of action, proceeding or suit for damages (including reasonable attorneys' and experts' fees), losses, injuries to person or property, damages to natural resources, fines, penalties, interest, cost recovery, compensation, or contribution resulting from or in any way arising in connection with any Hazardous Material or any Environmental Law.

            D. "Pre-Existing Condition" shall mean the presence of any Hazardous Material on the Premises, to the extent such Hazardous Material was not introduced onto the Premises after the Commencement Date.

            E. "Environmental Condition" shall mean the existence of any Hazardous Material on the Premises other than a Pre-Existing Condition, (i) in violation of, or requiring cleanup under, any Environmental Law or the provisions of this Article XXX; or (ii) which subjects Landlord to liability for any Environmental Claim or which must be remediated to prevent Landlord from incurring liability as a result of such Environmental Claim.

            F. "Environmental Remediation" shall mean any investigative, cleanup, removal, containment, remedial or other action relating to an Environmental Condition (i) required pursuant to any Environmental Law, or (ii) necessary to prevent Landlord from incurring, or relieve Landlord from, liability as a result of an Environmental Claim.

            G. "Remediating Party" shall mean that party which has elected (or is deemed to have elected) to perform any Environmental Remediation.

            Section 30.2. Tenant's Covenants with Respect to Environmental Matters. During the Term, Tenant, at its sole cost and expense, shall:

            A. comply with all Environmental Laws relating to the use and operation of the Premises;

            B. keep the Premises free of Hazardous Materials; provided, however, that Tenant may use Hazardous Materials incidental to the operation of Tenant's business used in accordance with all Environmental Laws and this Lease;

            C. not exacerbate a Pre-Existing Condition of which Landlord has notified Tenant;

            D. in the case of an Environmental Condition:

                  (1) promptly, but not later than ten (10) business days after the discovery of an Environmental Condition, notify Landlord of the Environmental Condition;

                  (2) furnish a letter of credit, personal guaranty, escrow of funds or other security reasonably acceptable to Landlord to secure performance of Environmental Remediation and to assure Landlord that all necessary funds are readily available to Landlord to pay the costs and expenses of Environmental Remediation;

                  (3) submit to Landlord for review and approval prior to
            commencement of any Environmental Remediation, a proposed scope of work and timetable therefor, and provide Landlord with a cost estimate for same;

                  (4) diligently perform Environmental Remediation, as approved by Landlord which approval shall not be unreasonably withheld;

                  (5) submit to Landlord in a timely manner for review and
            comment the documentation and information required by Sections 30.5 and 30.6 relating to each phase of the Environmental Remediation, including proof satisfactory to Landlord at the conclusion of the work of proper implementation, and pay all costs of Landlord described in Section 30.12(C); and

                  (6) comply with applicable release reporting requirements and provide Landlord with any information necessary to comply;

            E. not install or operate any above or below ground tank, sump, pit, pond, lagoon or other storage or treatment vessel or device on the Premises without first obtaining Landlord's prior written consent;

            F. not handle, use, generate, treat, dispose of or permit the use, handling, generation, treatment, storage or disposal of any Hazardous Materials in, on, under, around or above the Premises at any time during the Term, except for Hazardous Materials incidental to the operation of Tenant's business used in accordance with all Environmental Laws and this Lease.

            Section 30.3 Conduct of Tenant. If Tenant, with the prior written authorization of Landlord, which authorization may be granted or denied by Landlord in its sole and absolute discretion, and as otherwise permitted by
Section 30.2 F, generates, uses, transports, stores, treats or disposes of any Hazardous Materials

            A. Tenant shall, at its own cost and expense, comply with all Environmental Laws relating to Hazardous Materials;

            B. Tenant shall (i) not dispose of any Hazardous Materials in dumpsters or trash containers or at any other location at the Premises;
      (ii) not discharge any Hazardous Materials into drains or sewers; (iii) not cause or allow the release, discharge, emission or run-off of any Hazardous Materials to air, to surface waters, to the land, to ground water, whether directly or indirectly; (iv) at Tenant's own cost and expense, arrange for the lawful transportation and off-site disposal of all Hazardous Materials generated by Tenant; (v) provide secondary containment around all Hazardous Materials storage containers, storage facilities and above ground storage tanks; (vi) conduct all necessary environmental inspections, such as, but not limited to, asbestos inspections prior to any renovation or demolition, as required by 40 CFR
      Part 61 and provide copies of all such reports to the Landlord; (vii) comply with all reporting requirements under any local, state or federal ordinance, statute or regulation, such as, but not limited to, toxics inventory reporting under the Emergency Planning and Community Right-to-Know Act, the provisions under 40 CFR Part 61, or various regulations controlling the emissions into the atmosphere of volatile organic compounds and provide copies of all such reports and notifications to Landlord; and (viii) use only highly skilled people to address all environmental issues associated with the leasehold, that such people and all employees of the Tenant shall receive all required training or certification under any local, state or federal law specifically mentioned or alluded to in Section 30.1 of this Lease;

            C. Tenant shall promptly provide Landlord with copies of all communications, permits or agreements with any governmental authority or agency (federal, state or local) or any private entity relating in any way to the violation or alleged violation of any Environmental Laws or to any violation of Tenant's obligations under subparagraph (13) above;

            D. Landlord and Landlord's agents and employees shall have the right to enter the Premises on reasonable prior notice to Tenant and/or conduct appropriate tests for the purpose of ascertaining that Tenant complies with all applicable laws, rules or permits relating in any way to the presence of Hazardous Materials on the Premises; and

            E. Upon the written request of Landlord no more frequently than once every year, or on any other occasion in the event that Landlord has reason to believe an environmental problem exists at the Premises, Tenant shall provide Landlord the results of appropriate tests of air, water and soil to demonstrate (i) that Tenant is in compliance with all applicable laws, rules or permits relating in any way to the presence of any Hazardous Materials on the Premises and (ii) the lack of any releases, discharges or emissions.

            If the presence, release, threat of release, placement on or in the Premises occurs or is caused in whole or in part during the Term of this Lease, or the generation, transportation, storage, treatment, or disposal at the Premises occurs or is caused in whole or in part during the Term of this Lease of any Hazardous Materials gives rise to liability (including, but not limited to, a response action, remedial action, or removal action) under any Environmental Laws or common law theory, including, but not limited to nuisance, strict liability, negligence and trespass, Tenant shall promptly take any and all remedial and removal action necessary to clean up the Premises containing such Hazardous Materials and mitigate exposure to liability arising from the Hazardous Materials, whether or not required by law.

            Section 30.4. Exacerbation. If Tenant exacerbates a Pre-Existing Condition of which Landlord notifies Tenant (including as a result of Tenant's investigative or remediation activities) during the Lease term, that the provisions of this Article XXX shall apply to such exacerbation of the Pre-Existing Condition, and Tenant shall perform Environmental Remediation as to such exacerbation. Tenant shall be responsible for all fines and penalties caused by Tenant or to the extent exacerbated by Tenant (including Tenant's environmental investigation or remediation activities) at any time during the Lease Term.

            Section 30.5. Rights of Inspection. Landlord and their respective agents and representatives shall have a right of entry and access to the Premises upon reasonable prior notice to Tenant for the purposes of (i) inspection of the documentation relating to Hazardous Materials or environmental matters maintained by Tenant or occupant of the Premises; (ii) ascertaining the nature of the activities being conducted on the Premises and investigating whether Tenant is in compliance with its obligations under Article XXX of this Lease; and (iii) determining the type, kind and quantity of all products, materials and substances brought onto the Premises, or made or produced thereon. Landlord's entry shall not unreasonably interfere with the operation of Tenant's business. Landlord and its agents and representatives shall have the right to take samples in quantities sufficient for analysis of all products, materials and substances present on the Premises including, but not limited to, samples, products, materials or substances brought onto or made or produced on the Premises by Tenant or occupant of the Premises or their respective agents, employees, contractors or invitees and shall also have the right to conduct other tests and studies as may be reasonably determined by Landlord to be appropriate in order to investigate whether Tenant is in compliance with its obligations under Article XXX.

            Section 30.6. Copies of Notices. During the term of this Lease, Tenant and Landlord shall each provide the other promptly with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, Environmental Claims, complaints, investigations, judgments, letters, notices of environmental liens or response actions in progress, and other communications, written or oral, actual or threatened, received in the case of Tenant, by Tenant or occupant of the Premises, or in the case of Landlord, by Landlord, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, Illinois Environmental Protection Agency, or other federal, state or local agency or authority, or any other entity or individual (including both governmental and non-governmental entities and individuals), concerning (a) any actual or alleged release of a Hazardous Material on, to or from the Premises; (b) the imposition of any lien on the Premises relating to any Hazardous Material; (c) any actual or alleged violation of or responsibility under Environmental Laws; or (d) any actual or alleged liability under any theory of common law tort or toxic tort, including without limitation, negligence, trespass, nuisance, strict liability or ultrahazardous activity.

            Section 30.7. Tests and Reports.

            A. Upon written request of either party to this Lease, the other party shall provide: (i) copies of all environmental reports and tests prepared or obtained by or for such first party; (ii) copies of transportation and disposal contracts (and related manifests, schedules, reports and other information) entered into or obtained by such first party with respect to any Hazardous Materials; (iii) copies of any permits issued to such first party under Environmental Laws with respect to the Premises; (iv) prior to filing, copies of any and all reports, notifications and other filings to be made by such first party to any federal, state or local environmental authorities or agencies and after filing, copies of such filings; and (v) any other applicable documents and information with respect to environmental matters relating to the Premises. The parties to this Lease shall be obligated to provide such documentation only to the extent within their possession or control.

            B. In addition, Landlord shall ever reasonably believe that there exists any breach by Tenant of the terms of this Article XXX, or if any Environmental Claim is made or threatened, or if a default shall have occurred under the Lease, or at Landlord's discretion, one (1) time per Lease Year, Landlord shall have the right, but not the duty, to enter upon the Premises and conduct an environmental assessment of the Premises, including but not limited to a visual site inspection, review of records pertaining to the site and interviews of Tenant's representatives or others concerning the site use and history and other matters. The investigation may also include reasonable subsurface or other invasive investigation of the Premises including but not limited to soil borings and sampling of site soil and ground or surface water for laboratory analysis, as may be recommended by the consultant as part of its inspection of the Premises or based upon such other reasonable evidence of Environmental Conditions warranting such subsurface or other invasive investigation. Landlord shall have the right, but not the duty, to retain any independent professional consultant to conduct any such environmental assessment; provided, however, that Landlord agrees to limit, in the absence of an Environmental Claim or default under this Article XXX, the number of such environmental assessments to one (1) per Lease Year for the Lease Term. Tenant will cooperate with the Landlord's consultant and will supply to the consultant, promptly upon request, any information reasonably requested by Landlord to facilitate the completion of the environmental assessment. Landlord and its designees are hereby granted access to the Premises at any time or times, upon reasonable notice (which may be written or oral) to perform such environmental assessment, In exercising its right, Landlord shall use its reasonable efforts to minimize disruption of operations at the Premises. Any costs associated with performance of the environmental assessment, including but not limited to the consultant fees and restoration of any property damaged by such environmental assessment, shall be paid by Landlord, unless such investigation discloses an Environmental Condition, in which case Tenant shall pay such costs.

            C. Tenant shall pay Tenant's Proportion of all costs incurred by Landlord for consultant fees to review and comment on all reports, and other documentation and information required by Sections 30.5 and 30.6 concerning the work, and to monitor the performance of any Environmental Remediation performed by Tenant.

            Section 30.8. Indemnification. Tenant shall reimburse, defend, indemnify and hold Landlord and any other Indemnified Party free and harmless from and against any and all Environmental Claims, response costs, losses, liabilities, damages, costs and expenses, including, without limitation, loss of rental income, loss due to business interruption, and reasonable attorneys' fees and costs, arising out of or in any way connected with any or all of the following:

            A. any Hazardous Materials (other than a Pre-Existing Condition) which, at any time during the Term, are or were actually or allegedly generated, stored, treated, released, disposed of or otherwise located on or at the Premises as a result of the act or omission of Tenant or any member of the Tenant Group (regardless of the location at which such Hazardous Materials are now or may in the future be located or disposed
      of), including, but not limited to any and all (i) liabilities under any common law theory of tort, nuisance, strict liability, ultrahazardous activity, negligence or otherwise based upon, resulting from or in connection with any Hazardous Material; (ii) obligations to take response, cleanup or corrective action pursuant to any Environmental Laws; and (iii) the costs and expenses of investigation or remediation in connection with the decontamination, removal, transportation, incineration or disposal of any of the foregoing; and

            B. any actual or alleged illness, disability, injury or death of any person, in any manner arising out of or allegedly arising out of exposure to Hazardous Materials or other substances or conditions present at the Premises as a result of the act or omission of Tenant or any member of the Tenant Group (including, but not limited to, ownership, operation and disposal of any equipment which generates, creates or uses electromagnetic files, x-rays, other forms of radiation and radioactive materials), regardless of when any such illness, disability, injury or death shall have occurred or been incurred or manifested itself; and

            C. any actual or alleged failure of Tenant or any member of the Tenant Group at any time and from time to time to comply with all applicable Environmental Laws;

            D. any failure by Tenant to comply with its obligations under this
      Article XXX relating to an Environmental Condition for which Tenant is Remediating Party;

            E. Tenant's failure to provide all information, make all submissions, and take all steps required by all applicable governmental authorities;

            F. the imposition of any lien for damages caused by, or the recovery of any costs for, the remediation cleanup of Hazardous Material as a result of events that took place during the Term of this Lease as a result of the act or omission of Tenant or any member of the Tenant Group;

            G. costs of removal of any and all Hazardous Material from all or any portion of the Premises, which Hazardous Material were placed on the Premises during the Term of this Lease to the extent caused as a result of the act or omission of Tenant or any member of the Tenant Group;

            H. costs incurred to comply, in connection with all or any portion of the Premises, with all governmental regulations with respect to Hazardous Materials on, in, under or affecting the Premises, which Hazardous Materials were placed on the Premises during the Term of this Lease to the extent caused as a result of the act or omission of Tenant or any member of the Tenant Group;

            I. any spills, discharges, leaks, escapes, releases, dumping, transportation, storage, treatment or disposal of any Hazardous Materials which occur during the Term of this Lease, but only to the extent that such Hazardous Materials originated from or were or are located on the Premises due to the act or omission of Tenant or any member of the Tenant Group.

            In the event Environmental Claims or other assertion of liability shall be made against any Indemnified Party for which the Indemnified Party is entitled to indemnity hereunder, the procedure set forth in Section 24.1 shall apply. The obligations of Tenant under this Section 30.8 shall survive any termination or expiration of this Lease.

            Section 30.9. Tenant Representations with respect to Environmental Matters. Subject to Section 4.8, Tenant acknowledges that the Premises are being leased in their present "as is" condition. Tenant further acknowledges that Landlord has made no representation whatsoever regarding Hazardous Materials on or about the Premises.

                                  ARTICLE XXXI

                                Security Deposit

                             INTENTIONALLY OMITTED.


                                  ARTICLE XXXII

                                 Renewal Options

            Section 32.1. First Renewal Option. Tenant shall have the option (hereinafter referred to as the "First Renewal Option") to renew the Initial Term for all of the Premises as of the expiration date of the Initial Term, for one (1) additional period of five (5) years (hereinafter referred to as the "First Renewal Term") upon the following terms and conditions:

                  A. Tenant gives Landlord written notice of its exercise of the Renewal Option at least twelve (12) months prior to the expiration of the First Renewal Term.

                  B. An Event of Default has not occurred and is continuing either on the date Tenant delivers the notice required under subparagraph 32.1A. above or at any time thereafter prior to the commencement of the First Renewal Term.

                  C. All of the terms and provisions of this Lease (except this Section 32.1) shall be applicable to the First Renewal Term, except that Base Rent for the First Renewal Term shall be determined as follows: Base Rent for the First Renewal Term shall be equal to the greater of: (i) one hundred percent (100%) of the Base Rent and Addition Rent, if any, for the last year of the Initial Term, or (ii) Landlord's determination of the Fair Value (as hereinafter defined). For purposes of this Lease, "Fair Value" shall mean Landlord's determination, utilizing its reasonable judgment, of an annual amount per rentable square foot for each year of the First Renewal Term for which Fair Value is being determined beginning with the first (1st) day of the subject period that a willing, creditworthy, new non-equity tenant leasing comparable space to Tenant's would pay and a willing, comparable landlord of an industrial building comparable to the Building in the Chicago metropolitan area (hereinafter referred to as the "Market") would accept at arm's length, giving appropriate consideration to annual rental rate per rentable square foot, rental escalations, length of lease term, size and location of the premises being leased, and other generally applicable terms and conditions prevailing for comparable space in comparable buildings located in the Market. In determining Fair Value, the parties shall not consider improvements installed by Tenant at Tenant's sole cost and expense. Tenant shall notify Landlord within ten (10) days after receipt of notice of Landlord's determination of Fair Value whether or not Tenant disagrees with Landlord's determination. If Tenant agrees with Landlord's determination, Base Rent for the First Renewal Term shall be the amount determined by Landlord. If Tenant disagrees with Landlord's determination, Tenant shall indicate whether or not it is revoking its exercise of the First Renewal Option or that the dispute shall be resolved by arbitration as hereinafter provided. If Tenant does not respond within the required time period or fails to elect, Tenant shall be deemed to have elected arbitration. Landlord and Tenant will each select an arbitrator who shall be disinterested and shall be a person that has been actively engaged in the development or leasing of industrial buildings in the Chicago Metropolitan area for a period not less than seven (7) years immediately preceding his or her appointment. Landlord and Tenant shall each simultaneously submit to the arbitrators a determination of Fair Value. (If no submittal is made, the parties shall be deemed to have approved the other parry's submission.) The arbitrators shall be directed as promptly as possible to select from the two determinations submitted by Landlord and Tenant the one that is closer to the Fair Value as determined by the arbitrators, and said selection shall thereafter be deemed the Fair Value. If the two arbitrators so appointed fail to agree as to which of the determinations submitted by Landlord and Tenant is closest to the actual Fair Value, the two arbitrators shall appoint a third arbitrator, using the criteria described above, to decide upon which of the two determinations submitted is closest to the actual Fair Value. The cost of the foregoing arbitration process shall be borne by the losing party. If no determination is made prior to the date for commencement of payment of rent for which Fair Value must be determined, then Landlord's determination shall be used until the arbitration is completed. If Tenant's determination is later selected, Landlord shall refund any overpayments to Tenant.

            Section 32.2. Second Renewal Option. Tenant shall have the option (hereinafter referred to as the "Second Renewal Option") to renew the Initial Term for all of the Premises as of the expiration date of the Initial Term, for one (1) additional period of five (5) years (hereinafter referred to as the "Second Renewal Term") upon the following terms and conditions:

                  A. Tenant gives Landlord written notice of its exercise of the Renewal Option at least twelve (12) months prior to the expiration of the Second Renewal Term.

                  B. An Event of Default has not occurred and is continuing either on the date Tenant delivers the notice required under subparagraph 32.1A. above or at any time thereafter prior to the commencement of the Second Renewal Term.

                  C. All of the terms and provisions of this Lease (except this Section 32.1) shall be applicable to the Second Renewal Term, except that Base Rent for the Second Renewal Term shall be determined as follows: Base Rent for the Second Renewal Term shall be equal to the greater of: (i) one hundred percent (100%) of the Base Rent and Addition Rent, if any, for the last year of the Initial Term, or (ii) Landlord's determination of the Fair Value (as hereinafter defined). For purposes of this Lease, "Fair Value" shall mean Landlord's determination, utilizing its reasonable judgment, of an annual amount per rentable square foot for each year of the Second Renewal Term for which Fair Value is being determined beginning with the first (1st) day of the subject period that a willing, creditworthy, new non-equity tenant leasing comparable space to Tenant's would pay and a willing, comparable landlord of an industrial building comparable to the Building in the Market would accept at arm's length, giving appropriate consideration to annual rental rate per rentable square foot, rental escalations, length of lease term, size and location of the premises being leased, and other generally applicable terms and conditions prevailing for comparable space in comparable buildings located in the Market. In determining Fair Value, the parties shall not consider improvements installed by Tenant at Tenant's sole cost and expense. Tenant shall notify Landlord within ten (10) days after receipt of notice of Landlord's determination of Fair Value whether or not Tenant disagrees with Landlord's determination. If Tenant agrees with Landlord's determination, Base Rent for the Second Renewal Term shall be the amount determined by Landlord. If Tenant disagrees with Landlord's determination, Tenant shall indicate whether or not it is revoking its exercise of the Second Renewal Option or that the dispute shall be resolved by arbitration as hereinafter provided. If Tenant does not respond within the required time period or fails to elect, Tenant shall be deemed to have elected arbitration. Landlord and Tenant 'will each select an arbitrator who shall be disinterested and shall be a person that has been actively engaged in the development or leasing of industrial buildings in the Chicago Metropolitan area for a period not less than seven (7) years immediately preceding his or her appointment. Landlord and Tenant shall each simultaneously submit to the arbitrators a determination of Fair Value. (If no submittal is made, the parties shall be deemed to have approved the other party's submission.) The arbitrators shall be directed as promptly as possible to select from the two determinations submitted by Landlord and Tenant the one that is closer to the Fair Value as determined by the arbitrators, and said selection shall thereafter be deemed the Fair Value. If the two arbitrators so appointed fail to agree as to which of the determinations submitted by Landlord and Tenant is closest to the actual Fair Value, the two arbitrators shall appoint a third arbitrator, using the criteria described above, to decide upon which of the two determinations submitted is closest to the actual Fair Value. The cost of the foregoing arbitration process shall be borne by the losing party. If no determination is made prior to the date for commencement of payment of rent for which Fair Value must be determined, then Landlord's determination shall be used until the arbitration is completed. If Tenant's determination is later selected, Landlord shall refund any overpayments to Tenant.

            Section 32.3. "As Is" Condition. Tenant agrees to accept the Premises to be covered by this Lease during the First Renewal Term and the Second Renewal Term in an "as is" physical condition and Tenant shall not be entitled to receive any allowance, credit, concession or payment from Landlord for the improvement thereof.

            Section 32.4. Amendment. In the event that Tenant exercises the Renewal Option, then Landlord and Tenant shall mutually execute and deliver an amendment to this Lease reflecting the renewal of the Term on the terms herein provided, which amendment shall be executed and delivered promptly after the determination of Base Rent to be applicable to the First Renewal Term and again with respect to the Second Renewal Term as hereinabove provided.

            Section 32.5. Termination. The Renewal Options herein granted shall automatically terminate upon the earliest to occur of (i) the expiration or termination of this Lease, (ii) the termination of Tenant's right to possession of the Premises, or (iii) the failure of Tenant to timely or properly exercise either the First Renewal Option or the Second Renewal Option.

                                 ARTICLE XXXIII

                            Expansion of Improvements

            Section 33.1. Construction of Addition. Upon written request from Tenant from time to time, and upon satisfaction of the conditions hereinafter set forth, Landlord agrees, subject to and to the extent permitted under all Legal Requirements and Reciprocal Easement Agreements, to construct an addition or additions, from time to time, to the Initial Improvements of up to the floor area permitted by all Legal Requirements (hereinafter referred to as the "Addition"). Each Addition shall, in Landlord's reasonable determination, be architecturally compatible with the Initial Improvements and constructed to be used as an office warehouse facility. Landlord's obligation to construct each Addition shall be subject to satisfaction of the following conditions:

                  (a) Tenant shall not be in default hereunder at the time of Tenant's request for an Addition and thereafter and no event shall have occurred during such time which would, with the passage of time or the giving of notice, or both, constitute such a default.

                  (b) This Lease shall not have been terminated.

                  (c) The Tenant has not sublet in excess of fifty percent (50%) of the Premises and has not assigned its rights hereunder.

                  (d) All trade fixtures of Tenant and other equipment necessary for the operation of Tenant's business shall not be included in the Plans and shall be paid for by Tenant; and

                  (e) This Lease shall be amended to incorporate the increase in Rent hereinafter provided and other terms herein contained.

            Section 33.2. Addition Plans. Landlord, at Tenant's sole cost and expense, shall furnish plans and specifications for each Addition (hereinafter referred to as the "Addition Plans") prepared by an architect licensed in Illinois. The Addition Plans shall be approved in accordance with the process described in Section 4.2 hereof. Within forty-five (45) days after Tenant's approval of the Addition Plans, Landlord shall obtain and deliver to Tenant a bid from a general contractor for the construction of the Addition, based on the approved Addition Plans. If such bid is not acceptable to Tenant, Tenant may, subject to the approval of Landlord, make revisions to the Plans, and thereupon, Landlord will obtain a further bid based on the revised Plans. Provided the bid for construction of the Addition is accepted by Tenant, Landlord shall cause the Addition to be constructed substantially in accordance with the Addition Plans.

            Section 33.3. Addition Rent. On the date of Substantial Completion of each Addition (hereinafter with respect to each Addition referred to as the "Addition Date"), Tenant shall pay to Landlord annually during the Term, as Addition Rent, an amount (hereinafter referred to as the "Addition Rent") equal to the product of the "Addition Cost" (as hereinafter defined) with respect to each Addition, multiplied by the "the Percentage Factor" (as hereinafter defined). The Addition Rent shall be payable in equal monthly installments in the manner provided in Sections 5.1 hereof. The Addition Rent with respect to each Addition shall be increased by two and five tenths percent (2.5%) on each anniversary of the Addition Date with respect to each Addition during the Term.

            Section 33.4. Extension Term. Notwithstanding anything to the contrary contained herein, if there is less than seven (7) years remaining in the Initial Term of this Lease on the applicable Addition Date (or the Renewal Term of this Lease if an Addition Date occurs in a Renewal Term), then the Term of this Lease shall be automatically extended so that the expiration of the Term is the last day of the eighty-fourth (84th) full calendar month following the most recent Addition Date, without the requirement of any written amendment to this Lease. All of the terms and provisions hereof shall be applicable during any such additional extension period except that the Annual Base Rent shall be increased on each anniversary of the first day of the 10th Lease Year to an amount equal to 1.0250% of the Annual Base Rent during the month (on an annualized basis) immediately preceding the date of said increase.

            Section 33.5. Further Definitions. The phrase "Addition Cost" as used herein shall mean one hundred ten percent (110%) of the aggregate of all soft and hard costs and expenses of any nature whatsoever including, but not limited to the cost of debt (whether or not financed and if not financed the Percentage Factor shall be used as the deemed rate of interest incurred by Landlord) and permit fees required directly or indirectly to design and construct the Addition in accordance with the Plans. The phrase "Percentage Factor" as used herein shall mean 375 basis points in excess of the yield on a United States 30 year Treasury Bond as of the Addition Date, as such yield is reported in The Wall Street Journal, or if such publication is discontinued, then any other nationally recognized financial publication.

                                  ARTICLE XXXIV

                                  Miscellaneous

            Section 34.1. Captions. The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

            Section 34.2. Severability. If any covenant, agreement or condition of this Lease or the application thereof to any person, firm or corporation or to any circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such covenant, agreement or condition to persons, firms or corporations or to circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each covenant, agreement or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

            Section 34.3. Applicable Law. This Lease shall be construed and enforced in accordance with the laws of the state where the Premises are located.

            Section 34.4. Amendments in Writing. None of the covenants, terms or conditions of this Lease, to be kept and performed by either party, shall in any manner be altered, waived, modified, changed or abandoned, except by a written instrument, duly signed, acknowledged and delivered by the other party.

            Section 34.5. Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

            Section 34.6. Brokerage. Landlord and Tenant warrant to each other that they had no dealings with any real estate broker or agent in connection with this lease other than Landlord's Broker and Tenant's Broker, and Landlord and Tenant covenants to the other to pay, hold harmless and indemnify the other from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Lease or the negotiation thereof arising out of any acts of their respective acts. Landlord shall pay any commission due Tenant's Broker pursuant to the written agreement between Landlord and Tenant's Broker, if any and Landlord hereby indemnifies and holds Tenant harmless from and against all cost, expense and liability for any commission due Tenant's Broker. Landlord shall further give Tenant's Broker the listing on the building Tenant is vacating at 745 Birginal, Bensenville, Illinois on terms reasonably acceptable to Landlord.

            Section 34.7. No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated and additional rent shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

            Section 34.8. Joint Effort. The preparation of this Lease has been a joint effort of the parties hereto and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

            Section 34.9. Waiver of Jury Trial. Landlord and Tenant hereby waive a jury trial in any action brought by the other hereunder.

            Section 34.10. Time. Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

            Section 34.11. Consent. The granting of any consent under this Lease, or the failure to object to any action taken by a party to this Lease without the other party's consent to the extent required under this Lease, shall not be deemed a waiver of any right to require such consent for any further similar act. No waiver of any other breach of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach or to be a waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. None of the covenants under this Lease, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the non-breaching party.

            Section 34.12. No Partnership. Landlord is not, and shall not be deemed to be, in any way or for any purpose, the partner, employer, principal, master or agent of or with Tenant.

            Section 34.13. Landlord's Liability. Notwithstanding anything to the contrary herein contained, after the Commencement Date there shall be absolutely no personal liability asserted or enforceable against Landlord or on any persons, firms or entities who constitute Landlord with respect to any of the terms, covenants, conditions and provisions of this Lease, other than with respect to the Security Deposit and Rent Adjustment Deposits actually paid to Landlord, and Tenant shall, subject to the rights of any mortgagee, look solely to the interest of Landlord, its successors and assigns in the Premises for the satisfaction of each and every remedy of Tenant in the event of default by Landlord hereunder; such exculpation of personal liability is absolute and without any exception whatsoever. If the entity constituting Landlord is a partnership, Tenant agrees that the deficit capital account of any such partner shall not be deemed an asset or property of said partnership.

            Section 34.14. Landlord Rights. Landlord specifically excepts and reserves to itself the non-exclusive right to install, use, maintain and access cellular (or similar) antennas, towers and related equipment and utility service for same on the Premises or any portion thereof designated by Landlord, provided the designation of such location shall be subject to Tenant's approval, which approval shall not be unreasonably withheld or delayed.

            Section 34.15. Rent Absolute. Except as otherwise expressly provided herein, this Lease shall be deemed and construed to be a "net lease" and Tenant agrees to pay all costs and expenses of every kind and nature whatsoever, ordinary and extraordinary, arising out of or in connection with the ownership, maintenance, repair, replacement, use and occupancy of the Premises during the Term of this Lease, which, except for the execution and delivery hereof, would otherwise have been payable by Landlord.

            Section 34.16. Authority. Simultaneously with the execution and delivery of this Lease, Tenant shall deliver to Landlord and Landlord shall deliver to Tenant:

            A. Certified resolutions of its board of directors authorizing the execution and delivery of this Lease.

            B. A certificate of incumbency executed by its secretary identifying by name, office and facsimile signature the officers executing this Lease.

            C. A current certificate of good standing issued by the Secretary of State of the state of incorporation of Tenant and the State of Illinois.

            Section 34.17. Entire Agreement. It is understood and agreed that all understandings and agreements heretofore had between the parties hereto are merged in this Lease, the exhibits annexed hereto and the instruments and documents referred to herein, which alone fully and completely express their agreements, and that no patty hereto is relying upon any statement or representation, not embodied in this Lease, made by the other. Each party expressly acknowledges that, except as expressly provided in this Lease, the other party and the agents and representatives of the other party have not made, and the other party is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the transactions contemplated hereby.

            Section 34.18. Purchase Contingency. Landlord and Tenant acknowledge and agree that Landlord's obligations under this Lease are expressly contingent upon Landlord's purchase of the Premises and the closing of such purchase by which Landlord obtains fee simple title to the Land. In the event that said events have not occurred on or before November 30, 1996, either party may terminate this Lease upon notice to the other at any time prior to the closing of such purchase.

            IN WITNESS WHEREOF, the parties have executed this Lease as of the date set forth above.


LANDLORD:                   CENTERPOINT REALTY SERVICES CORPORATION, an Illinois
                            corporation


                            By: [Illegible]
                                ------------------------------------------------
                               Its: CHIEF INVESTMENT OFFICER



                            By: [Illegible]
                                ------------------------------------------------
                               Its: Chief Financial Officer


TENANT: FACTORY CARD OUTLET OF AMERICA LTD., an Illinois corporation


                            By: [Illegible]
                                ------------------------------------------------
                               Its:


                            Attest:

                            By: [Illegible]
                                ------------------------------------------------
                               Its: EXECUTIVE VICE PRESIDENT

                                   EXHIBIT "A"

                                    SITE PLAN

                                   EXHIBIT "B"

                            LEGAL DESCRIPTION OF LAND

Lot 2 in CenterPoint Subdivision in Sections 4 and 5, Township 38 North, Range 9 East of the Third Principal Meridian, in DuPage County, Illinois. (To be finalized)

                                   EXHIBIT "C"

                           TENANT ESTOPPEL CERTIFICATE

Property Name:      ____________________________________________________________
                    ("Property")

Tenant:

To:                 ____________________________________________________________

DEFINITIONS:

Lease Date:

Landlord:

Tenant:

Security Deposit:   ____________________________________________________________

Date of Possession:

Rent Commencement Date:

Monthly Base Rent:

Annual Base
Rental Amount:

Monthly Deposits:

Term:

Termination Date:

Renewal Option(s):

Square Footage:

Use:

Tenants Address
For Notices:

      ["Purchaser"] ["Lender"] proposes to [purchase the Property] [finance the Property] and this Tenant Estoppel Certificate is to be made and delivered in connection with that [purchase] [financing].

      The undersigned Tenant under the above-referenced lease dated as of the Lease Date between Landlord and Tenant ("Lease"), certifies, represents, confirms and agrees in favor of [Purchaser] [Lender] the following:

      1. The above-described Lease has not been cancelled, modified, assigned, extended or amended and contains the entire agreement between Landlord and Tenant except as follows:

      2. Rent has been paid to _____________________________________. There is no Prepaid Rent. The amount of the Security Deposit is as set forth above, which is currently being held by Landlord.

      3. Tenant took possession of the leased premises on the Date of Possession, and commenced to pay rent on the Rent Commencement Date, in the amount of the Monthly Base Rent, each payable in advance. Our current Annual Base Rental Amount is as set forth above, payable in equal monthly installments, subject to percentage rental, common area maintenance charges, escalation charges and other charges in accordance with the terms and provisions of the Lease, which as of the date hereof total the Monthly Deposit Amount, each payable in equal monthly installments in advance. We are currently in occupancy of the leased premises. No "discounts", "free rent", "discounted rent" or "abatements of rent" have been agreed to or are in effect.

      4. The Lease is for the Term set forth above and ending on the Termination Date, and we have the Renewal Option(s) set forth above.

      5. All space and improvements covered by the Lease have been completed and furnished to the satisfaction of Tenant, all conditions required under the Lease have been met, and Tenant has accepted and taken possession of the leased premises on the Date of Possession as set forth above and presently occupies the leased premises, presently consisting of the Square Footage as set forth above.

      6. The Lease is (a) in full force and effect, and (b) free from default by both Landlord and Tenant; and we have no claims, liens, charges or credits against Landlord or offsets against rent.

      7. The undersigned has not assigned or sublet the Lease, nor does the undersigned hold the Property under assignment or sublease.

      8. There are no other agreements written or oral, between the undersigned and Landlord with respect to the Lease and/or the leased premises and building. Landlord has satisfied all commitments, arrangements or understandings made to induce Tenant to enter into the Lease, and Landlord is not in any respect in default in the performance of the terms and provisions of the Lease, nor is there now any fact or condition which, with notice or lapse of time or both, would become such a default.

      9. The leased premises are currently being used for the use set forth above.

      10. Tenant is maintaining (free of default) all insurance policies that the Lease requires Tenant to maintain.

      11. Except as otherwise provided in the Lease, neither Landlord nor [Purchaser] [Lender] nor any of their respective successor or assigns, has or will have any personal liability of any kind or nature under or in connection with the Lease; and, in the event of a default by Landlord or [Purchaser] [Lender] under the Lease, Tenant shall look solely to Landlord's or [Purchaser's] [Lender's] interest in the building in which the leased premises are located.

      12. Tenant is not in any respect in default under the terms and provisions of the Lease (nor is there now any fact or condition which, with notice or lapse of time or both, would become such a default), and Tenant has not assigned, transferred or hypothecated its interest under the Lease.

      13. Tenant (i) does not have any option or preferential right to purchase all or any part of the leased premises or all or any part of the building of which the leased premises are a part; and (ii) does not have any right, title or interest with respect to the leased premises other than as lessee under the Lease.

      14. We understand that [Purchaser] [Lender] is planning to [purchase] [finance] the Property on which the leased premises is located to Purchaser, and we agree to make all payments required under the Lease to [Purchaser) [Lender] upon our receipt of notice from Landlord and/or [Purchaser] [Lender]. Further, upon receipt of such notice, we will thereafter look to [Purchaser] [Lender] and not Landlord as the landlord under the Lease. We agree to give all notices required to be given by us to Landlord under the Lease to [Purchaser] [Lender] upon our receipt of said notice.

      15. The statements contained herein may be relied upon by [Purchaser] [Lender] and by any prospective purchaser or lender of the Property.

      16. If Tenant is a Corporation, the undersigned is a duly appointed officer of the corporation signing this Agreement, and is the incumbent in the office indicated under his or her name. If Tenant is a partnership or joint venture, the undersigned is a duly appointed partner or officer of the partnership or joint venture signing this certificate. In any event, the undersigned individual is duly authorized to execute this Agreement on behalf of Tenant.

      17. Tenant (a) executes this certificate with the understanding that [Purchaser] [Lender] is contemplating [purchasing] [financing] the Property, and that if [Purchaser] [Lender] [purchases] [finances] the Property, [Purchaser] [Lender] will do so in material reliance on this certificate; and (b) agrees that the certifications and representations made herein shall survive such acquisition.

      18. The current address to which all notices to Tenant as required under the Lease should be sent is the Tenant's Address for Notices.

      19. [Purchaser's] [Lender's] rights hereunder shall inure to its successors and assigns.

      IN WITNESS WHEREOF, Tenant has executed this estoppel certificate as of this ______ day of ________, 199__.


                                        _____________________________________a
                                        ________________________



                                        By: ___________________________________
                                          Its:

                                  EXHIBIT "D"

                       [LETTERHEAD OF FCL BUILDERS, INC.]



                       REVISED PRELIMINARY SPECIFICATIONS
                      OF A 440,343 SQUARE FOOT BUILDING FOR

                             CENTERPOINT PROPERTIES
                                       AND
                               FACTORY CARD OUTLET

                                October 25, 1996




This outline specification, along with the attached preliminary plans, A - Site A1, A3, A1 (elevation) as prepared by Heitman Architects, Scheme C, dated October 16, 1996, shall define the scope of a new facility for CENTERPOINT PROPERTIES/FACTORY CARD OUTLET.

                           TABLE OF CONTENTS

General Description ............................................   Section 1.00

Design .........................................................   Section 2.00

Site Work ......................................................   Section 3.00

Building Shell .................................................   Section 4.00

Interior Improvements ..........................................   Section 5.00

H.V.A.C. System ................................................   Section 6.00

Plumbing .......................................................   Section 7.00

Fire Protection ................................................   Section 8.00

Electrical .....................................................   Section 9.00

Miscellaneous ..................................................  Section 10.00

1.00  GENERAL DESCRIPTION

      1.10  Size of Building and Tract:

            The facility will be approximately 440,343 square feet, located on
            38.698 acres/1,685,700 square feet on Diehl Road in Naperville, Illinois.

      1.20  Scheme C - Size of Building (by use):

            Office            71,025   Square Feet (3 floors of 23,675 s.f each)
            Warehouse        301,289   Square Feet (Incl. Ship/Rec office of
                                       1200 sf and Operations Support of
                                       2,480 sf)
            Operating Mezz.   68,029   Square Feet
                             -------
            Total            440,343   Square Feet
                             =======

      1.30  Expansion:

      There will be warehouse expansion to the west of initial phase of construction as follows: Scheme C - 346,825 square feet, of which 59,633 square feet is for future mezzanine. In addition to the initial parking for two hundred forty (240) cars there will be four hundred ten (410) future stalls landbanked for expansion totaling six hundred fifty (650) ultimate car parking.

2.00  DESIGN

      The design of the facility will be completed by registered architects and engineers. The design will include architectural, structural, civil, mechanical, plumbing, fire protection, electrical and landscaping plans. The plans will be in sufficient detail to allow issuance of a building permit by local authorities. All building permit and tap-on fees are included.

3.00  SITE WORK

      3.10  Grading:

            All work necessary to clear, strip, excavate, backfill and grade the site for the initial building construction in accordance with recommendations of an independent soils engineer.

      3.20  Paved Areas:

            i) Automobile Parking - Two hundred forty (240) initial stalls to be provided, handicap as required. Paving to be 3" asphalt over 10" stone. Striping and perimeter concrete curbing provided. Handicap signage included.

            ii) Truck Drive - Paving to be 2 1/2" asphalt over 6" BAM over 4" stone.

            iii) Truck Dock Staging Area - Paving shall be 7" thick reinforced concrete, extending 60' from building at depressed docks.

            iv) Fire Lane - Paving to be 3" asphalt over 10' stone, 18' wide extending along the west and north side of the building as per plan.

            v) Trailer Storage - Total of thirty-one (31) initial trailer stalls. The west twenty-one (21) trailers' paving to be 2 1/2" asphalt over 6" BAM over 4" stone with 7" concrete, 10' wide, dolly strips as required. The east ten (10) trailers' paving to be 7" concrete as specified in truck dock staging area. There will be a total of seventy-eight (78) future trailer count.

      3.30 Sidewalks, Plazas, Stoops and Pads - To be 5" concrete, broom finished over compacted stone.

      3.40 Exterior Lighting - Install twelve (12) bollard lights to illuminate the entry walk, fifteen (15) 400 watt wall-mounted high pressure sodium light fixtures to illuminate truck dock and car parking areas, six (6) light poles with two (2) 400 watt high pressure sodium light fixtures each to illuminate remote car parking areas, and three (3) light poles with two (2) 400 watt high pressure sodium light fixtures each to illuminate truck maneuvering area.

      3.50  Landscaping:

            An allowance of $125,000.00 is included for such items as sodding, seeding, fine grading, plantings, lawn irrigation and landscape retaining walls.

      3.60 All necessary storm, sanitary and water connections to existing municipal lines. All plumbing materials to conform with local code.

      3.70 Provide a full fire loop around the building including fire hydrants as required by code.

4.00  BUILDING SHELL

      4.10  Exterior Walls:

            All elevations of building to receive load bearing insulated precast concrete wall panels. Panels to have an R value of 10. Wall panels and accent bands to be stained to tenant's choice of color.

            Prefinished aluminum coping to be installed on all elevations of the building. Coping to be painted to tenant's choice of standard color.

      4.20  Windows:

            Provide a full height curtain wall glazing system with window system consisting of 1" tinted insulated glass in aluminum thermal break frames as per office elevations. Exterior aluminum mullions to be painted to tenant's choice of standard color. Frames to be manufactured by Kawneer or equal. Provide "knock-out" panels for future "punched" windows at future office area.

      4.30  Entry Plaza:

            Entry plaza to receive 5" poured in place concrete sidewalk leading from parking lot to weather protected main office entry and operation support entry. Aluminum and safety-glass doors and sidelights to be Kawneer or equal.

      4.40  Steel Structure:

            Steel structure to be a combination of long span steel bar joists, beams and wide flange columns. Columns to be spaced approximately 40' x 42' 4" on center, as per floor plan. Bottom of joists to be 35' 6" clear from top of slab. Operating mezzanine to be designed for 150 pounds per square foot live load with bay spacing approximately 20' x 20'. Office mezzanine shall be designed for 125 pounds per square foot live load.

      4.50  Roof:

            4.51  Roof Deck:

                  To be 22 gauge standard ribbed deck with isocyanurate insulation (R value equal to 12). Roof to be a single ply, ballasted EPDM membrane roofing system, Firestone, Carlisle or equal. This system is to be applied in accordance with manufacturer's specifications, and shall carry a manufacturer's fifteen (15) year warranty.

            4.52  Storm Piping and Drains:

                  All roof drainage via interior PVC downspouts with insulated horizontal offsets.


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      4.60  Floor Slabs:

            Concrete floor slabs to be 6" (3,500 psi concrete), reinforced with fibermesh, steel trowel finish on 3" compacted stone in the warehouse area and 4" concrete with 6 x 6 x 10/10 gauge steel mesh, steel trowel finish on 3" compacted stone in the office area. Warehouse floor slab shall have a floor flatness rating of F(pound)35 a floor levelness of F120 and shall receive two (2) coats of Lapidolith floor sealer. Concrete floor to be sawcut in both directions, no greater that 15' on center. A vapor barrier will be installed throughout the 1st floor office area.

      4.70  Truck Docks and Overhead Doors:

            4.71  Truck Loading Doors:

                  Exterior truck docks to receive eighteen (18) 9' x 10' manually operated insulated metal overhead doors.

                  One (1) dock opening for trash compactor to be 9' x 10'. Compactor excluded.

                  Grade level truck/van entrance on the west elevation to receive one (1) 14' x 17' electrically operated, insulated metal overhead door.

            4.72  Truck Dock Accessories:

                  Provide eighteen (18) 25,000# capacity 7' x 8' standard automatic hydraulic levelers. Provide eighteen (18) dock seals with drop curtains.

                  Provide eighteen (18) "Phoenix" type dock lights with fans, one (1) per door.


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5.00  INTERIOR IMPROVEMENTS:

      5.10  Office Interior Finish:       47,350 s.f.  1st & 3rd story office
                                           2,487 s.f.  Operation support
                                          -----------
                                          49,837 s.f.


            An allowance of $1,393,280 total for office finishes has been included. This allowance is to include the following:

            1.    Drywall partitions and wall treatments.

            2.    Decorating.

            3.    Floor treatments (i.e., carpet, VCT, etc.).

            4.    Ceiling grid and acoustical tile.

            5.    Doors, hardware, and frames.

            6. All office and restroom heating and air conditioning systems including rooftop units.

            7. Office lighting, telephone and electrical outlets. Office lighting shall be controlled by motion sensor switches.

            8.    Fire sprinkler heads and drops.

            9.    Cabinets and millwork.

            10. Office washroom and warehouse washroom plumbing fixtures, lockers and accessories.

            11. Depressed concrete floor slab at Computer Room (location to be determined) with floor drain, sump pit and sump pump.

            Please Note: The 2nd floor office will receive minimal heat, minimal light, vertical plumbing rough-in and stub-out, emergency lighting and fire protection as per code.

      5.20 Provide two (2) three stop passenger elevators serving mezzanine areas. Shaft, pit, equipment and cab are included at an allowance of $100,000 ($50,000 each).

6.00  H.V.A.C. SYSTEMS

      6.10  Office Area:

            Please see Section 5.00, Interior Improvements.

      6.20  Warehouse:

            Provide three (3) roof mounted (62,000 cfm, 4,400 Mbh each unit) direct-fired "80/20" air pressurization units for warehouse heat. Provide four (4)12,000 CFM roof exhaust fans for summer ventilation. Warehouse heating system to provide 600F. at -100F. outside temperature.

            Shipping/Receiving Office to be heated/air conditioned via two (2) thru wall units.


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7.00  PLUMBING

      Please see Section 5.00, Interior Improvements.

      7.20  Warehouse:

            Warehouse Shipping & Receiving Office washrooms:

            Install one (1) sink and one (1) toilet in each men & women washroom.

8.00  FIRE PROTECTION

        Install an ESFR sprinkler system throughout warehouse area. Heads to be located above bar joists. This design is preliminary, awaiting local code interpretation for commodity and rack layout approval.
        An allowance of $20,000.00 is included for fire alarm system.

9.00  ELECTRICAL SERVICE, OUTLETS AND LIGHTING

      9.10  Electrical Service:

            Install a 6,000 total ampere (4,000 + 2,000), 277/480 volt, 3 phase,
            4 wire main electrical service, with subpanels for building loads only.

      9.20  Electrical and Telephone Outlets:

            Please see Section 5.00, Interior Improvements.

      9.30  Lighting:

            9.31  Office Areas:

                  Please see Section 5.00, Interior Improvements.

            9.32  Warehouse Areas:

                  Warehouse areas to receive 400 watt metal halide light fixtures located to provide an initial 25 footcandles. Bulbs are included. Under mezzanine areas to receive two tube 96" fluorescent light fixtures to provide an initial 35 footcandles.

            9.33  Operating Mezzanine Areas:

                  Areas to receive 400 watt metal halide light fixtures located to provide an initial 50 footcandles. Bulbs are included.

            9.34  Emergency Lighting:

                  Emergency lighting to be installed throughout building to conform to local code.


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10.00 MISCELLANEOUS

      Inclusions & Allowances:

      --    Tap fees and building permits are included.

      -- Scheduled construction time is ten (10) months from the issuance of a building permit.

      --    Builders' Risk insurance.

      --    Architectural plans and specifications.

      --    Surveys and soil borings.

      --    Fire alarm system included at an allowance of $20,000.00.

      --    Construction guarantee for one (1) year.

      --    Landscaping allowance of $125,000.00 has been included.

      --    Signage allowance of $20,000.00 has been included.

      -- An allowance of $26,000.00 has been included for an electrical distribution monitoring system.

      Exclusions:

      --    Field painting of steel or piping.

      --    In-rack sprinklers, hose stations, additional wall or yard hydrants.

      --    Winter conditions.

      --    Utility companies' excess facility charges.


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